UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SOLERA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Solera Holdings, Inc.

7 Village Circle, Suite 100

Westlake, TX 76262

October 5, 2011

To our Stockholders:

You are cordially invited to attend the Solera Holdings, Inc. 2011 annual meeting of stockholders beginning at 8:00 a.m. local time on November 10, 2011 at the Hilton Southlake Hotel, 1400 Plaza Place, Southlake, TX 76092. The attached Notice of Annual Meeting and Proxy Statement describes all known items to be acted upon by stockholders at the meeting and describes certain other details related to the annual meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares by completing, signing, dating and returning the enclosed proxy card by mail, or you may vote by telephone or electronically through the Internet, as further described on the proxy card. Please vote your shares as soon as possible. This is your annual meeting and your participation is important.

If you are a registered stockholder and plan to attend the annual meeting, you may be required to present evidence of your stockholdings to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing a Solera stockholding or the non-voting portion of the voting instruction form you may receive through that entity. Please note that the document evidencing your stockholdings to be used to gain entry to the meeting is non-transferable.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Tony Aquila

Chairman of the Board, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2011 annual meeting of stockholders of Solera Holdings, Inc. (the “Company”, “Solera”, “we”, “our” or “us”) will be held at the Hilton Southlake Hotel, 1400 Plaza Place, Southlake, TX 76092, on November 10, 2011, beginning at 8:00 a.m. local time. At the meeting, the holders of our outstanding common stock will act on the following matters:

(1)	the election of five directors to serve a term of one year;

(2)	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012;

(3)	approval of a non-binding advisory vote, on the compensation of our named executive officers;

(4)	recommendation on a non-binding advisory vote, on the frequency of advisory votes to approve the compensation of our named executives officers; and

(5)	to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on September 30, 2011 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other recordholder, their voting procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying Proxy Statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 7:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Jason Brady

Secretary

October 5, 2011

Westlake, Texas

7 VILLAGE CIRCLE, SUITE 100

WESTLAKE, TX 76262

ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 10, 2011

PROXY STATEMENT

The Board of Directors (the “Board”) of Solera Holdings, Inc. (the “Company” or “Solera”) is soliciting proxies from its stockholders to be used at the 2011 annual meeting of stockholders to be held on November 10, 2011, beginning at 8:00 a.m. local time, at the Hilton Southlake Hotel, 1400 Plaza Place, Southlake, TX 76092 and at any postponements or adjournments thereof. This Proxy Statement contains information related to the annual meeting. The notice of annual meeting, a proxy card, this Proxy Statement and our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on August 29, 2011 for the fiscal year ended June 30, 2011 (the “2011 Annual Report”) are being mailed to stockholders on or about October 5, 2011. The fiscal year ended June 30, 2011 is referred to as “fiscal 2011” in this Proxy Statement.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board is soliciting proxies for the 2011 annual meeting of stockholders. You are receiving a Proxy Statement because you owned shares of our common stock on September 30, 2011, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of annual meeting, a proxy card, this Proxy Statement and the 2011 Annual Report are being mailed to stockholders on or about October 5, 2011.

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers for fiscal 2011 and other information that the SEC requires us to provide annually to our stockholders.

How may I obtain Solera’s 10-K and other financial information?

Stockholders can access our 2011 Annual Report, our other filings with the SEC and our corporate governance and other information on the investor relations page of our website at www.solerainc.com.

Stockholders may request an additional free copy of our 2011 Annual Report from:

Solera Holdings, Inc.

Attn: Chief Financial Officer

7 Village Circle, Suite 100

Westlake, TX 87272

(817) 961-2100

We will also furnish any exhibit to the 2011 Annual Report if specifically requested.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting. In addition, management will report on our fiscal 2011 performance and respond to appropriate questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on September 30, 2011, which is referred to herein as the Record Date, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

If on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of our common stock you owned as of the Record Date on each matter considered at the meeting. As of the Record Date, there were 70,860,795 shares of our common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 7:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card.

What constitutes a quorum?

The presence at the meeting, in person or represented by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of the Record Date, 70,860,795 shares of our common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 35,430,398 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

Voting by Proxy Card. Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card.

Voting by Telephone or Through the Internet. If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 1 a.m., Central Standard Time, on November 9, 2011. Please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described below) and will not be counted in determining the number of shares necessary for approval of certain proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with our corporate Secretary a notice of revocation or another proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy and who is bearing the cost of this solicitation?

We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We may engage the services of a proxy solicitor to aid in the solicitation of proxies and to verify records relating to the solicitation. All costs of such solicitation of proxies would be borne by us. We anticipate that should we retain the services of a proxy solicitor, that firm would receive customary fees for those services, which would not be significant. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and for obtaining proxies.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

Our Bylaws require that we receive advance notice of any proposal to be brought before the annual meeting by our stockholders, and we have not received notice of any such proposals. If any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors. Directors are elected by a plurality of the votes cast at the meeting, which means that the five nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Appointment of Deloitte & Touche LLP. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012 requires the affirmative vote of the majority of a quorum permitting the conduct of business at the annual meeting.

Approval of the Compensation of our Named Executive Officers. Approval, by a non-binding advisory vote, of the compensation of our named executive officers (“Say on Pay”) requires an affirmative vote of the majority of the votes cast on the proposal at the meeting.

Recommendation on the Frequency of Say on Pay Votes. Recommendation, by a non-binding advisory vote, of how frequently an advisory stockholder vote to approve the compensation of our named executive officers should occur requires a vote of the majority of the votes cast “for” the frequency of the advisory vote on executive officer compensation, except that if no option receives a majority of the votes cast at the meeting, the Company will consider the option that receives the most votes as the option selected by stockholders. Stockholders are being provided an opportunity to make an advisory recommendation as to whether an advisory vote to approve named executive compensation should occur every one, two or three years.

A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

How are votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter. We have supplied copies of our proxy materials for our 2011 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you.

If you are a beneficial holder and do not provide specific voting instructions to your broker, bank or other nominee that holds your shares in its name, the broker, bank or other nominee will not be authorized to vote on the election of directors, the compensation of our named executive officers or the frequency of advisory votes to approve the compensation of our named executive officers. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting to avoid having your shares being broker non-votes.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission (SEC) in a current report on Form 8-K within four business days of the annual meeting.

How may I obtain a copy of Solera’s Bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

How may I view a list of Solera’s stockholders?

A list of our stockholders entitled to attend and vote at the 2011 annual meeting will be available for viewing during normal business hours during the ten days preceding the date of the 2011 annual meeting at our offices located at:

7 Village Circle, Suite 100

Westlake, TX 76262

The list will be available for viewing also at the 2011 annual meeting. You must be a stockholder of Solera and present valid identification to view the list.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2011 ANNUAL MEETING

This proxy statement and our 2011 Annual Report to stockholders are available on the investor relations page of our website at www.solerainc.com.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1—ELECTION OF DIRECTORS

Our Board currently consists of six directors, including five independent directors and our Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following five persons to serve as directors for the term beginning at the annual meeting on November 10, 2011: Tony Aquila, Arthur F. Kingsbury, Kenneth A. Viellieu, Thomas C. Wajnert and Stuart J. Yarbrough. In connection with our 2011 annual meeting, the size of our Board will be reduced by one director to five authorized directors, as Jerrell W. Shelton, a current member of our Board, has decided not to stand for re-election and, accordingly, was not nominated by our Board for re-election as a director at our 2011 annual meeting.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to us cannot be voted at the annual meeting for nominees other than those nominees named in this Proxy Statement.

All of the nominees have indicated to us that they will be available to serve as directors. If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the 2011 annual meeting, the Board will, prior to the 2011 annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the place vacant to be filled at a later time. The information presented below for the director nominees has been furnished to us by the director nominees.

The names of each nominee for director, their ages as of October 5, 2011, and other information about each nominee is shown below.

Tony Aquila, age 46, has served as our President and CEO since our formation in April 2005, and served as a member of our board of managers between April 2005 and May 2007 and has been the Chairman of the Board since the completion of our corporate reorganization on May 10, 2007. From September 2001 until December 2004, Mr. Aquila held various positions, including President and Chief Operating Officer, at Mitchell International Inc., a provider of software and services to the automobile insurance, collision repair, medical claim and glass replacement industries. Mr. Aquila joined Mitchell when it acquired Ensera, Inc., an automotive claims workflow and software processing company Mr. Aquila founded in 1999. Prior to Ensera, Mr. Aquila was the Chief Executive Officer and founder of MaxMeyer America, Inc., an importer and distributor of European automotive refinishing products formed in partnership with MaxMeyer-Duco S.p.A.

As our President and CEO, Mr. Aquila brings significant senior leadership, operational, industry and technical experience to the Board. As CEO, Mr. Aquila has direct responsibility for our strategy and operations.

Arthur F. Kingsbury, age 63, has been a member of our Board since October 4, 2008. He has been a private investor since 1996. Mr. Kingsbury has over thirty-five years of business and financial experience, including financial, senior executive and director positions at companies engaged in newspaper publishing, radio broadcasting, database publishing, internet research, cable television and cellular telephone communications. Specific positions included President and Chief Operating Officer of VNU-USA, Inc., Vice Chairman and Chief Operating Officer of BPI Communications, Inc. and Chief Financial Officer of Affiliated Publications, Inc. Mr. Kingsbury currently serves on the boards of directors of HSW International, Inc., an international online publishing company, and The Dolan Company, a provider of business information, and he previously served on the board of directors of NetRatings, Inc. Mr. Kingsbury holds a BSBA in Business Administration from Babson College.

Mr. Kingsbury brings to the Board extensive industry experience with information and database companies, as well as management, leadership and financial expertise through his various leadership and directorship roles in public companies, including service on audit, compensation and nominating and governance committees.

Kenneth A. Viellieu, age 54, has been a member of our Board since April 1, 2009. Since June 2008, Mr. Viellieu has been a Managing Director and Head of the Chicago office of Moelis & Company, an investment banking firm. From June 2001 to June 2008, Mr. Viellieu was a Senior Managing Director and Head of the Midwest Region for Bear Stearns & Company, an investment banking firm. Mr. Viellieu’s prior experience includes serving as Managing Director and Head of the Chicago office for Donaldson, Lufkin and Jenrette Securities Corp., an investment banking firm. Mr. Viellieu has over twenty five years of investment banking experience and has advised companies across of broad range of industries on various corporate finance matters, including mergers and acquisitions, leveraged finance transactions, public and private debt and equity offerings, and corporate restructurings. Mr. Viellieu holds a B.S. from Indiana University Kelley School of Business and an M.B.A. from the University of Chicago Booth School of Business.

Through his extensive experience in investment banking, Mr. Viellieu brings to the Board significant knowledge and expertise in mergers and acquisitions, an important expertise for the growth of our business and key element of our strategic planning. In addition, Mr. Viellieu’s background in corporate finance and strategic planning, including advising boards of directors and chief executive officers on various matters pertaining to capital structure, dividend policy, acquisitions and divestitures and other corporate finance matters make him a valuable addition to our Board.

Thomas C. Wajnert, age 68, has been a member of our Board since September 15, 2011. Since January 2011, Mr. Wajnert has been a Senior Managing Director of The AltaGroup, LLC, a global consulting organization providing advisory services to the financial services industry. He was self-employed from July 2006 to December 2010 providing advisory services to public and private companies and private equity firms. From January 2002 to June 2006, he was Managing Director of Fairview Advisors, LLC, a merchant bank he co-founded. Mr. Wajnert retired as Chairman of the Board and Chief Executive Officer of AT&T Capital Corporation, a commercial finance and leasing company, where he was employed from November 1984 until December 1997. Mr. Wajnert is currently a member of the boards of directors of Reynolds America, Inc., a holding company for tobacco products companies, UDR, Inc., a real estate investment trust, the St. Helena Hospital Foundation, and FGIC, Inc., a privately held financial guarantee insurance company. Mr. Wajnert has also served on the boards of directors of NYFIX, Inc. and JLG Industries, Inc. Mr. Wajnert holds a B.S. from the Illinois Institute of Technology and an M.B.A. from Southern Methodist University.

Mr. Wajnert, with his nearly 36 years of operational and executive management experience, including 17 years of service as the chairman and chief executive officer of a national commercial finance and leasing company and the managing director and co-founder of a merchant bank, brings to the Board strong leadership skills and extensive knowledge in the areas of strategy development and execution; corporate finance and credit; management of global operations; financial reporting, accounting and controls; marketing and brand leadership; corporate governance; and executive compensation. In addition, Mr. Wajnert’s service on other public and private company boards and committees, and his role in providing advisory services to public and private companies and private equity firms, bring valuable experience and insight to the Board.

Stuart J. Yarbrough, age 60, has been a member of our Board since the completion of our initial public offering on May 16, 2007. Mr. Yarbrough was elected as our Lead Independent Director on October 4, 2008. Mr. Yarbrough’s professional experience includes over twenty three years in public accounting, primarily with Ernst & Young and BDO Seidman, LLP. Since June 2008, Mr. Yarbrough has been a private investor. From February 2007 through its final distributions during June 2008, Mr. Yarbrough served as the chief executive officer of 3Point Capital Partners, a private equity firm. From 1994 through February 2007, Mr. Yarbrough was a principal at CrossHill Financial Group Inc., a company he co-founded, which provided investment banking services and venture debt financing to growth companies. Mr. Yarbrough previously served on the boards of directors of DigitalNet Holdings, Inc. and Scientigo, Inc., as well as several other public companies. Mr. Yarbrough has a B.A. in management sciences from Duke University.

Mr. Yarbrough brings to the Board extensive practical and management experience in public accounting and corporate finance, as well as leadership expertise through his directorship roles in public companies, including service on audit and other board of directors committees.

The Board recommends a vote FOR the election of each of the directors listed above.

ITEM 2—RATIFICATION OF ACCOUNTANTS

The Audit Committee has appointed the firm of Deloitte & Touche LLP, independent certified public accountants, to audit our consolidated financial statements for fiscal 2011. We do not expect representatives of Deloitte & Touche LLP to be present at the 2011 annual meeting.

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the fiscal years ended June 30, 2011 and 2010:

	Fiscal Year Ended
Fee Category	June 30, 2011	June 30, 2010
Audit Fees	$3,051,000	$3,768,000
Audit-Related Fees	91,000	39,000
Tax Fees	87,000	135,000
All Other Fees	—	—

Total Fees	$3,229,000	$3,942,000

Audit Fees: Includes the audit of our consolidated financial statements included in our annual report on Form 10-K, review of our condensed consolidated financial statements included in our Form 10-Q quarterly reports, audit of our internal control over financial reporting and the statutory audits required by non-U.S. jurisdictions.

Audit-Related Fees: Consists of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include services in connection with our filings with the SEC, the offering circular related to our issuance of senior unsecured notes in the aggregate principal amount of $450 million in June 2011 and our acquisition of Explore Information Services LLC in June 2011.

Tax Fees: Consists of fees for professional services performed by Deloitte & Touche LLP with respect to tax compliance, tax advice and tax planning. Tax compliance, tax advice and tax planning include preparation of original and amended tax returns, refund claims, tax payment planning and tax audit assistance.

All audit, audit-related and tax services performed by Deloitte & Touche LLP in fiscal year 2011 were pre-approved by the Audit Committee of our Board in accordance with the Audit Committee’s pre-approval policy, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved, and the Audit Committee must pre-approve any non-audit services to be provided to us by the independent auditor. The Audit Committee must also specifically approve any audit-related services, tax services or other permitted services if total fees for such services would exceed $50,000, and management will notify the Audit Committee if the aggregate service costs for pre-approved services exceeds $200,000 in any fiscal year. The Audit Committee is authorized to delegate to one or more of its members pre-approval authority with respect to permitted services.

The Board recommends that stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending June 30, 2012.

Audit Committee Report

The information contained in the following report of Solera’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Solera under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Solera specifically incorporates it by reference.

The Audit Committee of our Board has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2011 with Deloitte & Touche LLP, our independent auditors for fiscal 2011, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communication with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence and has considered whether the provision of non-audit services by Deloitte & Touche LLP to us is compatible with maintaining Deloitte & Touche LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report Form 10-K for the year ended June 30, 2011 for filing with the Securities and Exchange Commission. The Audit Committee has selected Deloitte & Touche LLP as our independent auditor for fiscal 2012.

This report is submitted by all current members of the Audit Committee who served on the Audit Committee during fiscal 2011:

Arthur F. Kingsbury

Jerrell W. Shelton

Stuart J. Yarbrough

ITEM 3—ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis (beginning on page 21), the Executive Compensation tables (beginning on page 37), and any related information contained in this Proxy Statement under “Executive Compensation.”

The Board believes that our compensation policies and procedures are centered on a pay–for–performance culture and are strongly aligned with the long-term interests of our stockholders. You are urged to read the “Executive Compensation” section of this Proxy Statement for additional details on our executive compensation, including our philosophy and objectives and the fiscal year 2011 compensation of the named executive officers.

Your vote is requested. We believe that the information regarding named executive officer compensation as disclosed within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of our stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executives officers as disclosed under “Executive Compensation” pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.”

This vote is advisory and therefore, it will not be binding on the Company, the Compensation Committee or the Board, nor will it overrule any prior decision or require the Board or the Compensation Committee to take any action. However, the Compensation Committee and the Board value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee and the Board will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR Item 3.

ITEM 4—ADVISORY VOTE ON HOW OFTEN TO VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Pursuant to rules adopted by the SEC, we are providing our stockholders a separate vote to recommend whether an advisory vote on named executive officer compensation should occur once every one, two or three years.

After careful consideration, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for us at this time, and therefore the Board recommends an annual vote for the advisory vote on executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation provides the highest level of communication with the stockholders by allowing the stockholders to provide us with their direct input on named executive officer compensation, as disclosed in the proxy statement, every year. Additionally, an annual advisory vote on executive compensation is consistent with our belief that engagement with stockholders is a component of our corporate governance and our practice of seeking input from, and engaging in discussions with, stockholders on corporate governance matters.

In the future, we may determine that a less frequent advisory vote is appropriate, either in response to the vote of our stockholders on this proposal or for other reasons.

Stockholders may cast their vote on the preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when voting on this proposal. The option of one year, two years or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders, except that if no option receives a majority of the votes cast at the meeting, the Company will consider the option that receives the most votes as the option selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by stockholders.

The Board of Directors recommends a vote for the option of “EVERY ONE YEAR” as the recommended frequency of an advisory vote on named executive officer compensation.

ITEM 5—OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the 2011 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

CORPORATE GOVERNANCE STANDARDS AND BOARD OF DIRECTORS

Corporate Governance Guidelines

Our Corporate Governance Guidelines generally specify, among other things, the responsibilities, expectations and operations of the Board as well as general qualification criteria for directors. Our Corporate Governance Guidelines can be found in the Corporate Governance section of our website at www.solerainc.com. You may contact the Secretary at our principal executive offices for a printed copy of this document. The Corporate Governance Guidelines are reviewed by our Nominating and Corporate Governance Committee, and changes are recommended to our Board for approval as appropriate. Our Corporate Governance Guidelines were modified during fiscal 2011 and are attached as Appendix A to this Proxy Statement.

Conflict of Interest and Code of Conduct Policy; Code of Ethics for Senior Financial Employees

We have adopted a Conflict of Interest and Code of Conduct Policy that applies to all of our Board members, officers and employees. We have also adopted a code of ethics for our senior financial officers, including our principal financial officer and principal accounting officer. Our Conflict of Interest and Code of Conduct Policy and Code of Ethics for Senior Financial Employees are posted in the Corporate Governance section of our website at www.solerainc.com. You may contact the Secretary at our principal executive offices for a printed copy of these documents. The Conflict of Interest and Code of Conduct Policy and the Code of Ethics for Senior Financial Employees are reviewed by our Nominating and Corporate Governance Committee, and changes are recommended to our Board for approval as appropriate. Any amendments or waivers of our Conflict of Interest and Code of Conduct Policy and Code of Ethics for Senior Financial Employees pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.

Compensation Governance Policies

We use guidelines and policies to ensure that our overall compensation structure is responsive to stockholder interests and competitive with the market. Specific policies include: stock ownership guidelines for our executive officers and directors; prohibitions against our executive officers or directors engaging in any transaction involving a hedge or pledge of our securities or maintaining a margin account involving our securities; and reimbursement of excess incentive compensation paid to our executive officers if our financial statements are the subject of a restatement. Details of our directors’ stock ownership guidelines and prohibitions against engaging in any transaction involving a hedge or pledge of our securities or maintaining a margin account involving our securities are disclosed under Director Compensation on page 46, and details of our other policies and guidelines described above are disclosed under Executive Compensation—Compensation Discussion and Analysis on page 34.

Board Composition

Our Amended and Restated Certificate of Incorporation provides that our Board shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our Board consists currently of six members. Immediately following the 2011 annual meeting, the size of our Board will be reduced by one director to five authorized directors; and, if all director nominees are elected to the Board, the Board will consist of five members with no vacancies. Any additional directorships resulting from an increase in the number of directors may be filled only by the directors then in office. The term of office for each director will be until his successor is elected and qualified or until his earlier death, resignation or removal. Elections for directors will be held annually.

Board Leadership Structure

The leadership of our Board includes a Chairman of the Board, which position is currently held by our CEO, Mr. Aquila, and a Lead Independent Director. Mr. Yarbrough currently serves as our Lead Independent Director and, if Mr. Yarbrough is re-elected to our Board at the 2011 annual meeting, he will continue to serve as our Lead Independent Director. In accordance with our Bylaws, the Lead Independent Director performs all of the substantive responsibilities and functions of the Chairman of the Board when the positions of Chairman of the Board and CEO are occupied by the same person, which results in clear divisions of responsibility for these positions. At the recommendation of the Nominating and Corporate Governance Committee, the Lead Independent Director of the Board is chosen by the independent directors of the Board. A copy of the Lead Independent Director Charter can be found in the Corporate Governance section of our website at www.solerainc.com.

We believe that combining the roles of Chairman of the Board and Chief Executive Officer have benefited and continue to benefit us. Our Board benefits from having at the Chairman of the Board level direct knowledge of the operations of, and opportunities and challenges facing, our business on a regular and company-wide basis. We believe that this board leadership structure is complemented and further enhanced by our Lead Independent Director, Mr. Yarbrough. Messrs. Aquila and Yarbrough work closely with one another to make sure the interests and issues of the independent directors, the Board as a whole and management are well understood and addressed. As Lead Independent Director, Mr. Yarbrough acts as an active liaison and point of contact between management and our independent directors, who are able to funnel questions and follow-up responses through Mr. Yarbrough and to rely on him to seek answers between formal Board meetings. This permits additional follow-up from and fully-developed exchanges with management that are difficult to replicate fully in the context and constraints of formal Board meetings. This in turn helps management prepare and present to our Board more relevant and accurate data and reports, which further enables our Board to efficiently receive the information it needs to oversee our Company and to make decisions.

Board’s Role in Risk Oversight

Our management team is responsible for our day-to-day risk management, and our Board is responsible for risk oversight. The Board executes its risk management responsibility directly and through its committees. During Board meetings, our Board regularly receives reports from our senior executive officers as well reports from certain members of our regional management teams. These reports are designed to provide our Board with a detailed understanding of our business operations that both apprise the Board of risks we face and enable the Board to assess risks effectively.

The Audit Committee has responsibility for overseeing the Company’s enterprise risk management process. The Audit Committee receives reports from our internal audit department, including reports that rank and assess risks we face, as well as risk assessment and monitoring reports from our senior management team, which are typically reviewed on a quarterly basis. Overall risk areas include financial risk assessments, risk management policies, information technology risks and major financial risk exposures and the steps management has taken to monitor and control such risks and exposures. The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee receives reports, including reports from management and the Compensation Committee’s compensation consultant, and discusses whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee provides oversight of our compliance programs and assists the Board’s other standing committees with respect to their oversight of our compliance programs.

Director Independence

Certain rules of the New York Stock Exchange require that a majority of the members of the Board be “independent directors,” that the Audit Committee of the Board comprise only “independent directors” and that a majority of the members of each of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board be “independent directors,” in each case, as defined under the New York Stock Exchange Listed Company Manual.

Based upon the information submitted by each director, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that director nominees standing for election Arthur F. Kingsbury, Kenneth A. Viellieu, Thomas C. Wajnert and Stuart J. Yarbrough have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each is an “independent director” as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In determining the independence of our directors, the Board has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the SEC and the New York Stock Exchange.

Board and Committee Effectiveness

It is important to us that our Board and its committees are performing effectively and in the best interests of Solera and our stockholders. An evaluation of the Board’s and its committees’ operations and performance is conducted annually by the Nominating and Governance Committee. Changes are recommended by the Nominating and Governance Committee for approval by the full Board as appropriate.

Outside Advisors

The Board and its committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, at our expense, and are provided full access to our officers and employees.

Number of Meetings of the Board

The Board held nine meetings during fiscal 2011. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend time needed and meet as frequently as necessary to properly discharge their responsibilities. While certain directors were absent for a portion of certain Board or standing committee meetings, each director attended 100% of the aggregate number of meetings of the Board and the standing committees on which he served during the period for which he or she served as a director and committee member in fiscal 2011.

Attendance at Annual Meetings of the Stockholders

All directors and director nominees are encouraged to attend the annual meeting of the stockholders. All of our directors who were members of the Board on the date of the 2010 annual meeting attended the 2010 annual meeting.

Executive Sessions

In accordance with our Corporate Governance Guidelines, our non-management directors meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings, is our Lead Independent Director, when these executive sessions take place in connection with Board meetings, and the Chairman of the standing committee, when these executive sessions take place in connection with standing committee meetings.

Communications with the Board

Stockholders or interested parties may send communications to our directors as a group or individually, by writing to those individuals or the group: c/o the Secretary, 7 Village Circle, Suite 100, Westlake, TX 76262. The Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or our business to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has adopted a policy for submitting concerns regarding our accounting or auditing matters. A copy of the Policy and Procedures for Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters, or the Ethics Policy, can be found in the Corporate Governance section of our website at www.solerainc.com. We have contracted with an independent third party to handle in-bound phone calls and emails relating to reports properly made pursuant to the Ethics Policy. Reports may be sent to our General Counsel and the Audit Committee through one of the following means: (1) calling one of the telephone numbers set forth in Schedule A of the Ethics Policy, which are available 24 hours per day, 365 days per year, (2) writing to the Audit Committee, c/o General Counsel, at 7 Village Circle, Suite 100, Westlake, TX 76262 or (3) emailing the Audit Committee at soleraholdings@signius.com. In the case of phone calls and emails, reports will be received by our independent service provider that will forward the reports to our General Counsel and the Chairman of the Audit Committee. In the case of written reports, they will be received by our General Counsel who will forward the reports to the Chairman of the Audit Committee. The confidentiality of all reports will be maintained to the extent consistent with law.

Committees of the Board

The composition, duties and responsibilities of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are set forth below. Committee members hold office for a term of one year. In the future, our Board may establish other committees, as it deems appropriate, to assist with its responsibilities. The charter for each of our committees is available on the investor relations page of our website at www.solerainc.com. You may contact the Secretary at our principal executive offices for a printed copy of these documents. The Audit Committee charter and Nominating and Corporate Governance Committee charter were modified during fiscal 2011 and are attached as Appendix B and Appendix C to this Proxy Statement, respectively.

Audit Committee. The Audit Committee is responsible for (1) selecting the independent auditors, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent auditors’ qualifications and independence, the performance of the independent auditors and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information (including “pro forma”, “adjusted” or non-GAAP information) and earnings guidance provided to analysts and rating agencies from time to time, (7) discussing policies with respect to risk assessment and risk management, (8) periodically meeting separately with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time and (12) reporting regularly to the full Board.

Our Audit Committee currently consists of Messrs. Kingsbury (Chairman), Shelton, Wajnert and Yarbrough. Following our 2011 annual meeting, our Audit Committee will consist of Messrs. Kingsbury (Chairman), Wajnert and Yarbrough, assuming each is elected to our Board. Our Board has determined that Messrs. Kingsbury (Chairman), Wajnert and Yarbrough are independent directors according to the rules and regulations of the SEC and the NYSE. Each member of the Audit Committee has the ability to read and understand fundamental financial statements. Our Board has determined that each of Messrs. Kingsbury, Wajnert and Yarbrough qualify as an “Audit Committee financial expert” as such term is defined in Item 407(d) of Regulation S-K. Our Audit Committee held nine meetings in fiscal 2011.

Compensation Committee. The Compensation Committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our senior executive officers, (3) reviewing and approving employment contracts and other similar arrangements between us and our senior executive officers, (4) reviewing and consulting with our Chief Executive Officer on the selection of officers and evaluation of executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans, (6) Chief Executive Officer succession planning and (7) such other matters that are specifically delegated to the Compensation Committee by the Board from time to time. Our Compensation Committee currently consists of Messrs. Kingsbury, Viellieu (Chairman) and Yarbrough. Following our 2011 annual meeting, our Compensation Committee will consist of Messrs. Kingsbury, Viellieu (Chairman) and Yarbrough, assuming each is elected to our Board. Our Compensation Committee held thirteen meetings in fiscal 2011.

The Compensation Committee has the authority to delegate certain of its functions, although the ultimate responsibility for executive compensation policy and determinations rests with the Compensation Committee. Specifically, the Compensation Committee looks to the Chief Executive Officer for input and recommendations regarding the performance and compensation of the other senior executive officers and to the Senior Vice President, Global Human Resources and the General Counsel for information within their areas of responsibility. The Compensation Committee also has retained an independent compensation consultant, Frederick W. Cook & Co., or FWC, for advice regarding benchmarking and compensation structure. FWC makes recommendations regarding the specific compensation awarded to senior executive officers and directors. We retained Mercer, a compensation consulting firm, to provide management with compensation related advice. The Compensation Committee and FWC in turn may work with Mercer and other members of our management, in each case at the direction of the Compensation Committee, on matters such as setting base salaries, assessing our independent director compensation, establishing performance metrics for incentive programs and granting equity awards. For more information regarding the responsibilities and activities of the Compensation Committee, including its processes for determining executive compensation, see “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s purpose is to assist our Board by identifying individuals qualified to become members of our Board consistent with criteria set by our Board and to develop our corporate governance principles. The Nominating and Corporate Governance Committee’s responsibilities include: (1) evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees, (2) establishing a policy for considering stockholder nominees for election to our Board, (3) evaluating and recommending candidates for election to our Board, (4) overseeing the performance and self-evaluation process of our Board, standing committees and Chief Executive Officer, (5) developing continuing education programs for our directors, (6) reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes and (6) reviewing and monitoring compliance with our code of ethics and our insider trading policy. Our Nominating and Corporate Governance Committee currently consists of Messrs. Shelton (Chairman), Viellieu, Wajnert and Yarbrough. Following our 2011 annual meeting, our Nominating and Corporate Governance Committee will consist of Messrs. Yarbrough (Chairman), Viellieu and Wajnert, assuming each is elected to our Board. Our Nominating and Corporate Governance Committee held seven meetings in fiscal 2011.

Director Candidates and Diversity

Criteria for Nomination to the Board of Directors

The Nominating and Corporate Governance Committee will consider candidates submitted by stockholders in accordance with our Bylaws and applicable law, as well as candidates recommended by directors and management, for nomination to our Board. One of the goals of the Nominating and Corporate Governance Committee is to assemble a Board that offers a variety of perspectives, backgrounds, knowledge and skills derived from high-quality business and professional experience. The Nominating and Corporate Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee has generally identified nominees based upon suggestions by independent directors, management and executive recruiting firms.

Process for Identifying and Evaluating Nominees

The Nominating and Corporate Governance Committee considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the Nominating and Corporate Governance Committee determines that an opening exists, it identifies the desired skills and experience of a new nominee, including the need to satisfy rules of the SEC and the New York Stock Exchange.

The Nominating and Corporate Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill, experience and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, understanding of our industry and business, diversity, potential conflicts of interest, availability, independence of thought, and overall ability to represent the interests of our stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the Nominating and Corporate Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. We have from time to time engaged, for a fee, search firms to identify and assist the Nominating and Corporate Governance Committee with identifying, evaluating and screening candidates for our Board and may do so in the future.

In evaluating candidates for election to our Board, the Nominating and Corporate Governance Committee and our Board seek the most qualified individuals based on the criteria and desired qualities described above and consider diversity in the following manner. We believe a diversity of professional backgrounds enhances our Board’s performance of its leadership and oversight functions in that directors with a variety of professional experience and expertise will be able to view all of the different elements and aspects of our business from different critical viewpoints and ask questions and make proposals and decisions from a broader range of professional views. Such diversity enables a broader critical review of more aspects of our business which we believe enhances, among other things, the Board’s oversight of our risk management processes.

Mr. Wajnert was identified and evaluated as a candidate for our Board in accordance with the above-described process.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of the Company, and none of our executive officers served on the compensation committee or board of directors of any entity that employed any member of our Compensation Committee or Board. There are, and during fiscal 2011 there were, no interlocking relationship between any of our executive officers and the Compensation Committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

Our legal and finance departments are primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related party transactions and then determining, based on the facts and circumstances, whether we or a related-party has a direct or indirect material interest in our transactions. In accordance with our Conflict of Interest and Code of Conduct Policy, our Nominating and Corporate Governance Committee is responsible for the review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. In accordance with our Audit Committee Charter, our Audit Committee is responsible for monitoring “related-person transactions” approved or ratified by our Nominating and Corporate Governance Committee. “Related person” refers to a person or entity that is, or at any point since the beginning of the previous fiscal year was, a director, officer, nominee for director, or 5% stockholder of us, or the immediate family members of such a person or entity. We do not have a written policy regarding the approval of related party transactions but the Nominating and Corporate Governance Committee will apply its review procedures to potential related-person transactions as a part of its standard operating procedures. In the course of their duties in reviewing, approving, ratifying and monitoring a related-party transaction, our Nominating and Corporate Governance Committee and Audit Committee, as appropriate, will consider:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, the amount involved and type of transaction;

•	the importance of the transaction to the related party and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters our Nominating and Corporate Governance Committee or Audit Committee deems appropriate.

Any member of our Nominating and Corporate Governance Committee or Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of our Nominating and Corporate Governance Committee or Audit Committee at which the transaction is considered. Since July 1, 2009, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described below.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation includes provisions that authorize and require us to indemnify our officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. We have also entered into indemnification agreements with each of our directors and named executive officers.

Employment and Settlement Agreements with Named Executive Officers

We have entered into employment related agreements with our named executive officers. These agreements are described in greater detail under the captions “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation” and “Executive Compensation—Severance Payments; Change of Control Benefits” or “Executive Compensation—Potential Payments upon Termination or Change in Control.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of our common stock, as of the Record Date, by each person known by us to own more than 5% of our common stock, each director and each of the named executive officers identified in the Summary Compensation Table and by all of our directors and named executive officers as a group (eleven persons). The table lists the number of shares and percentage of shares beneficially owned based on 70,860,795 shares of common stock outstanding as of the Record Date, including (1) shares for which options will vest or will be exercisable within 60 days of the Record Date and (2) shares underlying restricted stock units that may vest and deliver shares within 60 days of the Record Date. Information in the table is derived from Securities and Exchange Commission filings made by such persons on Schedule 13F, Schedule 13G and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by us. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
Stockholders owning 5% or more:
FMR, LLC (1)	9,613,232	13.6%
Morgan Stanley Investment Management, Inc. (2)	7,176,255	10.1%
Neuberger Berman Group, LLC (3)	6,307,451	8.9%
TimesSquare Capital Management, LLC (4)	3,832,642	5.4%
Vanguard Group, Inc. (5)	3,758,543	5.3%

Directors, Named Executive Officers:
Tony Aquila (6)	443,254	*
Renato Giger (7)	44,018	*
Abilio Gonzalez (8)	17,093	*
Jason Brady (9)	52,284	*
Dudley Mendenhall	—	—
John Giamatteo	—	—
Stuart J. Yarbrough (10)	27,940	*
Jerrell W. Shelton (10)	29,273	*
Arthur F. Kingsbury (11)	19,612	*
Kenneth A. Viellieu (10)	14,512	*
Thomas C. Wajnert (12)	1,030	*
All directors and executive officers as a group (eleven persons) (13)	649,016	*

*	Less than 1%
(1)	The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts, 02109.
(2)	The address for Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York, 10036.
(3)	The address for Neuberger Berman Group, LLC is 605 Third Avenue, New York, New York, 10158.
(4)	The address for TimesSquare Capital Management, LLC is 1177Avenue of the Americas, 39th Floor, New York, New York, 10036.
(5)	The address for Vanguard Group Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.
(6)	Includes options to purchase 125,000 shares of common stock that are exercisable within 60 days of September 30, 2011.
(7)	Includes options to purchase 12,316 shares of common stock that are exercisable within 60 days of September 30, 2011.
(8)	Includes options to purchase 13,019 shares of common stock that are exercisable within 60 days of September 30, 2011.

(9)	Includes options to purchase 36,237 shares of common stock that are exercisable within 60 days of September 30, 2011.
(10)	Includes 1,065 restricted stock units that will vest within 60 days of September 30, 2011.
(11)	Includes 3,178 restricted stock units that will vest within 60 days of September 30, 2011.
(12)	Includes 773 restricted stock units that will vest within 60 days of September 30, 2011.
(13)	Includes options to purchase 186,572 shares of common stock that are exercisable and 7,146 restricted stock units that will vest within 60 days of September 30, 2011.

To our knowledge, no person or group beneficially owns 5% or more of our outstanding common stock other than as set forth in the table above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons, we believe that for fiscal 2011 all reporting persons complied with Section 16(a) filing requirements except for a late filing by Jason Brady on August 25, 2011 for a stock option grant awarded on July 1, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the fiscal 2011 compensation for our “named executive officers,” who are identified in the Summary Compensation Table on page 37 of this Proxy Statement. The purpose of this discussion is to provide and describe the context, policies and objectives underlying compensation for our named executive officers, as detailed in the tables and narratives following this section.

Our named executive officers during and at the end of fiscal 2011 were:

•	Tony Aquila: Founder, Chairman of the Board, Chief Executive Officer and President;

•	Renato Giger: Chief Financial Officer, Treasurer and Assistant Secretary;

•	Abilio Gonzalez: Senior Vice President, Global Human Resources; and

•	Jason Brady: Senior Vice President, General Counsel and Secretary.

Our other named executive officers during fiscal 2011 were:

•	Dudley Mendenhall: Chief Financial Officer, Treasurer and Assistant Secretary until July 2010; and

•	John Giamatteo: Chief Operating Officer until March 2011.

All of the Company compensation paid to Mr. Mendenhall in fiscal 2011 was described in our 2010 proxy statement. Mr. Giamatteo’s annualized salary for fiscal 2011 was the same as fiscal 2010, and Mr. Giamatteo was not awarded an annual cash incentive or long-term incentive compensation in fiscal 2011. Accordingly, references in the following discussion to our “named executive officers” do not include Messrs. Mendenhall and Giamatteo unless otherwise stated.

Compensation Philosophy and Strategy; Pay-for-Performance

Our executive compensation programs are based on a philosophy and strategy designed to further our overall corporate business and financial objectives. We endeavor to attract, motivate, reward and retain executives who will continue to successfully manage and grow our business and drive our long-term success. The Compensation Committee considers the following objectives and principles in determining the form and amount of compensation for our named executive officers:

•	Recognize and pay appropriately for each executive officer’s role, responsibilities, competencies and achievements, as well as for overall corporate performance;

•	Provide compensation that is sufficiently competitive with companies with which we compete for executive talent to attract and retain high-quality executive officers;

•

Align the interests of executives and our stockholders through use of a mix of compensation elements (salary, annual bonus incentive, long-term incentives) that encourage achievement of the our business goals and support short- and long-term performance;

•	Link an executive’s compensation to objective measures of corporate performance and individual development and achievement;

•	Motivate executives to deliver results above our plan targets; and

•	Reinforce a culture of accountability and excellence.

Application of our philosophy and strategy makes a significant portion of an executive’s compensation performance-based and, therefore, at risk. The portion of an executive’s compensation that is at risk increases with his or her responsibilities and seniority. Senior executive officers generally have a greater portion of their pay at risk through short- and long-term incentive programs than the rest of our employee population because of their relatively greater responsibility and ability to influence our performance. As a result, the better the Company and our executive officers perform, a greater amount of compensation will be earned. If Company performance or the performance of our executive officers fall short of our expectations, then a lesser amount of compensation will be earned.

Summary of Compensation Matters during Fiscal 2011

We believe our fiscal 2011 financial performance was strong in light of the challenging macroeconomic environment that continued through the year. We:

•	Stayed on mission and increased our value proposition to both customers and investors.

•	Met or exceeded our year-over-year organic growth targets of a 6.7% increase in revenues and a 9.5% increase in Adjusted EBITDA);

•	Added over $1.6 billion in shareholder value, reflecting one-year total shareholder return (TSR) of 64% and a compound, three-year TSR of 39%;

•

Successfully executed our disciplined, strategic acquisition strategy, including our purchase of Digidentity B.V., a Dutch company that is a leading provider of next-generation E-identification certificates for authentication of online identities; New Era Software LLC, a U.S.-based provider of bodyshop management systems,; and Explore Information Services, LLC, a leading U.S. provider of innovative data and analytics services used by automotive property and casualty insurers;

•	Received strong individual performances from our named executive officers; and

•

Recognized and further incentivized the continued valuable contributions of our founder, President and CEO, Mr. Aquila, by awarding him a special, three-year TSR-based performance share unit award and entering into a new employment agreement which provides enhanced confidentiality, non-competition and non-interference covenants protecting the Company.

During fiscal 2011, we compensated our named executive officers in a manner consistent with our pay-for-performance compensation philosophy and in keeping with the terms of our compensation strategy. We paid the following fiscal 2011 compensation for the named executive officers as discussed in greater detail in this Compensation Discussion and Analysis:

•	Salaries increased by an average of approximately 7% (in the range of 3% to 16%);

•

Above target annual cash incentives were earned reflecting significant performance above the goals set under our fiscal 2011 Annual Business Incentive Plan for Company corporate financial performance and individual performance (in the range of 140% to 168% of target); and

•

Long-term incentive compensation awarded during fiscal 2011, with 60% to 75% of the value in the form of stock options to reward growth and 25% to 40% was in the form restricted stock units to enhance employment retention, exclusive of the special, one-time award to Mr. Aquila.

Roles of the Compensation Committee, Executive Officers and Consultants in our Compensation Process

The Compensation Committee, which is comprised solely of independent directors, establishes our compensation philosophy and is responsible for designing and evaluating our compensation programs for directors and senior executive officers, including the CEO, making recommendations to the Board of Directors and management regarding those programs, awarding incentive compensation to senior executive officers and administering other compensation programs as authorized by the Board of Directors. The Compensation Committee alone determines the salary and overall compensation of our CEO. When establishing the compensation of the other named executive officers, the Compensation Committee receives an evaluation of their performance from the CEO, along with compensation recommendations from the CEO, makes any appropriate adjustments, and approves their compensation.

The Compensation Committee has the authority to retain the services of outside advisors, experts and compensation and benefits consultants to provide input and advice in compensation matters. For fiscal 2011, the Compensation Committee utilized the services of Frederic W. Cook & Co. (“FWC”) as its outside compensation consulting firm. FWC provided the Compensation Committee with advice on executive and general compensation matters, which included:

•	Peer group for benchmarking compensation;

•	Executive cash compensation and executive equity compensation (including annual share usage under our long-term incentive plan);

•	Analysis of the degree to which the executive compensation program aligned with financial performance results;

•	Corporate relocation policy benefits in connection with the fiscal 2011 relocation of certain personnel, including the named executive officers, to the Dallas-Ft. Worth, Texas metroplex;

•	Board of Director compensation;

•	Employment agreement and special performance share unit award for our CEO; and

•

Review of our senior executive officer compensation program to assist the Compensation Committee in its determination whether the program includes risk-taking incentives that are likely to have a material adverse effect on Solera.

The Compensation Committee is solely responsible for FWC’s engagement, and FWC has not and, without the prior consent of the Compensation Committee, will not provide any services for our management or any other services for our directors. FWC representatives meet informally with the Compensation Committee Chair and formally with the Compensation Committee during the Compensation Committee’s regular meetings, including from time to time in executive sessions without any members of management present.

In fiscal 2011, the Company retained Mercer, a compensation consulting firm to provide management with executive compensation and benefits input and advice. Mercer’s advice included cash compensation and equity compensation for senior executive officers, other key employees and our Board of Directors. Entities affiliated with Mercer provided benefit plan management services to us during fiscal 2011.

In carrying out its role of establishing our executive compensation philosophy and strategy and approving our compensation programs, the Compensation Committee solicits input and advice from several of our executive officers. As mentioned above, our CEO provides the Compensation Committee with feedback on the performance of our other named executive officers and makes compensation recommendations for the other named executive officers to the Compensation Committee for their approval. Our CEO, Senior Vice President, Global Human Resources and General Counsel attend Compensation Committee meetings to provide their perspectives on competition in the industry, the needs of the business, information regarding our performance, and other information specific to their areas of responsibility. In addition, at the Compensation Committee’s direction, FWC works with our members of management and, on occasion, Mercer, to obtain information necessary for FWC to make its own recommendations as well as to evaluate management’s recommendations.

Benchmarking

For fiscal 2011, the Compensation Committee engaged FWC to perform benchmarking analysis to assess the competitiveness of executive compensation for each of our named executive officers. FWC assessed base salaries, annual incentives, total cash compensation, long-term incentives and total direct compensation (total cash compensation and long-term incentives) relative to a peer group of 20 companies, listed below, and from general industry surveys. The companies were chosen by the Compensation Committee, in consultation with FWC, because of their similarities to us in business (automotive and insurance services companies; software and services providers, market capitalization, stockholder return, revenue and overlap with certain analyses performed by external shareholder advisory firms. They also are (i) companies with which we compete or may compete for executive talent and (ii) that would reasonably be used by stockholders for comparisons of executive compensation and performance. The companies were chosen using objective size criteria, with revenue and market capitalization, between one-third and three times our revenue and market capitalization, respectively, at the time the group was chosen. The 2011 peer group reflected a refinement of the fiscal 2010 group. Five companies were added (J Henry & Associates, Micros Systems, Quest Software, Red Hat and Rovi) due primarily to their similarity to us in revenue and market capitalization, and six companies were removed, with four acquired (Eclipsys, Interactive Data, Sybase, and RiskMetrics Group) or two falling below the ideal size parameters (CoStar Group and DealerTrack Holdings). The fiscal 2011 peer group companies are set forth below:

Acxiom	Advent Software	Ansys	Aspen Tech
Concur Tech	Copart	Fair Isaac	Dun & Bradstreet
Equifax	Factset Research	LKQ	IHS
Informatica	J Henry & Associates	Red Hat	Micros Systems
MSCI	Quest Software		Rovi
TIBCO Software

We generally use the 25th to 75th percentile of compensation for similar positions at the companies within our peer group as a market reference or guide to determine total direct compensation for our named executive officers. We believe this range allows us to attract and retain executive talent and allows us to establish meaningful performance goals, while also recognizing individual differences in performance, experience and professional development. The range provides an incentive for our named executive officers to achieve the goals established for our annual and strategic plans and benefit from increases in stockholder value alongside our stockholders. Importantly, we do not guarantee compensation at any specific percentile. Rather, we use the percentile range for guidance when performance is consistent with our plans and goals. When our goals are not achieved, or an individual is new to or developing into his or her position, then compensation may be set at the lower end of the percentile range.

Elements of Executive Compensation

The principal elements of our executive compensation program are:

•	Base salary;

•	Annual cash incentives; and

•	Long-term incentives.

We also provide post-termination benefits, including severance and retirement benefits, and certain additional executive benefits and perquisites to our named executive officers.

These components, individually and in combination, are designed to accomplish one or more of the compensation objectives described above. We view executive compensation as an integrated total compensation program. The mix of compensation elements varies based on a senior executive officer’s position and responsibilities. The percentage of a senior executive officer’s compensation that is performance-based/at-risk or variable instead of fixed is based primarily on the senior executive officer’s level of influence at our Company, including the senior executive’s influence on our financial performance. Senior executive officers generally have a greater portion of their pay at risk through our annual cash incentive programs and long-term equity incentives than our other employees because of their relatively greater responsibility and ability to influence our performance. This is achieved by having higher target annual cash incentive opportunities and higher equity grant levels relative to base salary than employees who are not senior executives.

Base Salary

We provide a base salary to our named executive officers to provide a fixed amount of compensation for their services during the year, which is necessary to secure their services. Base salary is generally set between the 25th percentile and 75th percentile of our peer group, and reflects each named executive officer’s relative experience in his role and our expectations for the respective named executive officer’s contribution to the growth in the value of our Company. We consider the experience, skills, knowledge, past performance and responsibilities required of the senior executive officers in their roles. Other factors considered include the ability to replace the executive, the base salary at the executive’s prior employment, market data on similar positions provided by our consultant. Named executive officers with base salary below the median are continuing to gain experience and grow in their roles. For these named executive officers, base salaries may be increased as they continue to develop experience or as their roles expand.

We typically review and determine cash compensation levels for named executive officers annually within 90 days after the beginning of our fiscal year. For named executive officers who are relatively new to their roles, cash compensation determinations may be made in several steps during the fiscal year, enabling us to recognize operational achievement or professional growth in a more individualized manner.

Mr. Aquila: in September 2010, the Compensation Committee approved an increase in the base salary of Mr. Aquila. Effective in October 2010, Mr. Aquila’s base salary was increased from $740,000 to $760,000, which base salary was set at approximately the 75th percentile for base salaries of similarly situated executives within the fiscal 2011 peer group. The decision to set Mr. Aquila’s salary at this level reflected the Compensation Committee’s assessment of his historical and anticipated future contributions to our performance and growth.

Mr. Giger: in July 2010, Mr. Giger was appointed as our CFO and the Compensation Committee approved an increase in his base salary. Effective in July 2010, Mr. Giger’s base salary was increased from $298,100 to $335,000. Mr. Giger’s new base salary was set below the median for base salaries of similarly situated executives within the fiscal 2011 peer group reflecting our phased approach to base salary determination. Following the CEO’s review of Mr. Giger’s performance after his first six months as our CFO, Mr. Giger’s base salary was increased to $387,000 effective January 2011, which base salary was set at approximately the 50th percentile for base salaries of similarly situated executives within the fiscal 2011 peer group. Mr. Giger’s January 2011 increase recognized his performance as CFO and progress in his professional and leadership development.

Mr. Gonzalez: in September 2010, the Compensation Committee approved an increase in the base salary of Mr. Gonzalez. Effective in October 2010, Mr. Gonzalez’s base salary was increased from $280,000 to $290,000, which base salary was set at the below the median for base salaries of similarly situated executives within the fiscal 2011 peer group. Mr. Gonzalez’s base salary recognized his historical and anticipated future contributions to our performance and growth, an expansion of his role and progress in his professional and leadership development.

Mr. Brady: in July 2010, Compensation Committee approved an increase in Mr. Brady’s base salary. Effective in July 2010, Mr. Brady’s base salary was increased from $257,500 to $270,000. Mr. Brady’s base salary was set below the median for base salaries of similarly situated executives within the fiscal 2011 peer group. In June 2011 and based on the CEO’s recommendation and assessment of Mr. Brady’s performance and the fiscal 2011 peer group, Mr. Brady’s base salary was increased to $300,000, below the median for base salaries of similarly situated executives within the fiscal 2011 peer group. Mr. Brady’s June 2011 increase recognized his performance improvement, contributions to key Company transactions and progress in his professional and leadership development.

Annual Cash Incentives

Each of our named executive officers may earn an annual bonus based on a specified percentage of his base salary. The purpose of the cash bonus is to provide an incentive to achieve annual corporate financial goals (revenue and Adjusted EBITDA), as well as individual objectives set by the CEO for his reports and by the Committee for the CEO. The rationale is that continuous execution against the financial goals and individual objectives will result in creation of sustained stockholder value over time. The amount of the bonus is based upon both the satisfaction of certain pre-established financial performance criteria and achievement of individual objectives. The primary determinant of each named executive officer’s bonus is Company financial performance, and a secondary determinant is the individual’s actual performance versus pre-established performance objectives.

For fiscal 2011, our named executive officers participated in the annual business incentive plan, or ABIP. The financial performance metrics under the ABIP were revenue and a financial measure we refer to as Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that represents our GAAP net income, excluding (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) restructuring charges, asset impairments, and other costs associated with exit or disposal activities, (vi) other (income) expense, net, (vii) acquisition-related costs and (viii) acquisition financial results. Acquisition financial results are the financial results from the following three entities that we acquired or invested in during fiscal 2011: (i) Digidentity B.V., a Dutch company that is a leading provider of next-generation E-identification certificates for authentication of online identities; (ii) New Era Software LLC, a U.S.-based provider of bodyshop management systems,; and (iii) Explore Information Services, LLC, a leading U.S. provider of innovative data and analytics services used by automotive property and casualty insurers.

Adjusted EBITDA allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We believe that Adjusted EBITDA provides investors with valuable insight into our profitability exclusive of unusual adjustments. Revenue is included in the ABIP performance criteria, although with a lesser weighting than Adjusted EBITDA, because revenue growth is a key driver of profit growth over time, which we believe ultimately creates stockholder value.

In fiscal 2011 and consistent with fiscal 2010, the ABIP financial performance metrics were established and the results were calculated using Budgeted FX Rates (as defined below) in effect for fiscal 2011. For purposes of the ABIP, Budgeted FX Rates are the currency exchange rates that are fixed by our Board of Directors at the end of fiscal 2010 in connection with our fiscal 2011 budget. We applied the Budgeted FX Rates for fiscal 2011 versus actual currency exchange rates during 2011 to reduce the effect of currency volatility, which is beyond our executives’ control, on the results of the financial performance under the ABIP. In removing such volatility, the financial performance achieved is reasonably related or attributable to the actual performance of our named executive officers.

Under the ABIP, the target bonus opportunity for Messrs. Aquila, Giger, Gonzalez and Brady was 100%, 75%, 60% (increased from an initial level of 50%, reflecting growth in Mr. Gonzalez’ role) and 60% of fiscal 2011 base salary, respectively. Revenue was weighted at 40% of financial performance, and Adjusted EBITDA was weighted at 60%, to emphasize profitable growth. The formula to determine the payment under the ABIP is:

Bonus Target x (40% (% of Revenue Award Funded) + 60% (% of Adjusted EBITDA Award Funded)

X Discretionary Multiplier

The range of the discretionary multiplier is 0 to 1.50. The discretionary multiplier provides a mechanism to adjust the bonus amount earned by the ABIP participants to recognize the strength or weakness of our financial performance and stockholder value creation, as well as individual performance versus pre-established individual performance factors.

The table below sets forth: (i) a range of fiscal 2011 revenue levels (in millions) above and below the revenue goal (noted in bold type) of $631.2 million; (ii) the percentage of required target achieved at the various revenue levels; and (iii) the corresponding funding percentage of the 40% weighted revenue portion of the fiscal 2011 ABIP formula. The $631.2 million revenue goal was based upon our Board-approved budget for fiscal 2011 and required a 6.7% improvement over the comparable level of fiscal 2010 revenue.

2011 Revenue Target ($Mil.)	% Target Rev. Achv’d.	% Revenue Award Funded
$568.1	90.0%	50%
$599.6	95.0%	75%
$631.2	100.0%	100%
$662.8	105.0%	125%
$694.3	110.0%	150%

The table below sets forth: (i) a range of fiscal 2011 Adjusted EBITDA levels (in millions) above and below the Adjusted EBITDA goal (noted in bold type); (ii) the percentage of Adjusted EBITDA target achieved at various Adjusted EBITDA levels; and (iii) the corresponding funding percentage of the 60% weighted Adjusted EBITDA portion of the fiscal 2011 ABIP formula. The $262.6 million Adjusted EBITDA goal was based on our Board-approved budget and required a 9.5% improvement over the comparable level of fiscal 2010 Adjusted EBITDA.

2011 Adj. EBITDA Target ($Mil.)	% Target EBITDA Achv’d.	% Adj. EBITDA Award Funded
$210.1	80%	0%
$236.3	90%	50%
$262.6	100%	100%
$275.7	105%	125%
$288.9	110%	150%

For fiscal 2011 and applying the Budgeted FX Rates, revenues were approximately $634.5 million, 6.9% above comparable fiscal 2010 revenue, and Adjusted EBITDA was approximately $272.1 million, 9.9% above comparable fiscal 2010 Adjusted EBITDA. The non-equity incentive plan compensation amounts set forth in the Summary Compensation Table for our named executive officers reflect: revenue achieved at 100.5% of target with the revenue award funded at 102.6%; Adjusted EBITDA achieved at 103.6% of target with the Adjusted EBITDA award funded at 118.2%; and weighted award funding before application of the discretionary multiplier of 112.0%. The table below reflects for each of the named executive officers: (i) discretionary multiplier applied to his annual cash incentive payment and (ii) the total payout as a percentage of his target bonus amount for fiscal 2011:

Named Executive Officer	Discretionary Multiplier	Total Payout as a Percentage of Target Bonus Amount
Tony Aquila	1.50	168%
Renato Giger	1.50	168%
Abilio Gonzalez	1.50	168%
Jason Brady	1.25	140%

For all of the named executive officers, the Compensation Committee considered the following factors in the application of the discretionary multiplier:

•	Our above-target financial performance results in fiscal 2011, which were achieved in a difficult global economic environment.

•

The stockholder value created during fiscal 2011 as evidenced by stock price growth of 64% during fiscal 2011 (based on a closing price of $36.13 at the end of fiscal 2010 and $59.16 at the end of fiscal 2011) and the 20% increase in the annualized dividend to our stockholders in fiscal 2011 versus our annualized dividend paid in fiscal 2010.

•	Strong one- and three-year stockholder returns compared to our fiscal 2011 peer group.

•

The named executive officers’ actual performance measured against performance objectives, which included progress in the Company’s strategic planning and fiscal 2012 budget approval processes and the Company’s achievement against certain financial measures, including return on capital employed.

In addition, for Mr. Aquila, the Compensation Committee’s evaluation and decision to approve apply the maximum discretionary multiplier centered on the positive outcomes listed above which resulted from Mr. Aquila’s strong and disciplined leadership, his overall responsibility for the Company’s performance and execution of pre-established strategic and operational goals in the areas of: management and talent development; completion of corporate development transactions and continued performance of recently acquired companies; and enhancements to the Board’s knowledge of certain aspects of our business.

For each of the other named executive officers, the Compensation Committee considered and accepted Mr. Aquila’s evaluation of each officer’s actual individual performance measured against the individual’s pre-established performance objectives and his recommendation with respect to the discretionary multiplier for each of the officers:

•

Mr. Giger: the maximum discretionary multiplier was recommended for Mr.Giger: primarily in recognition of his contributions to the positive outcomes listed above as well as Mr. Giger’s achievements individual performance objectives relating to identification and execution of waste reduction and efficiency improvement initiatives, with achieved cost-savings results significantly above those expected at the beginning of the fiscal year; identification and execution of talent upgrades within the Company’s Finance organization across all of our international regions; and process and other improvements within the Company’s Finance organization, and to a lesser extent in recognition of Mr. Giger’s below median salary on which his target bonus was based.

•

Mr. Gonzalez: the maximum discretionary multiplier was recommended for Mr. Gonzalez: primarily in recognition of his contributions to the positive outcomes listed above as well as Mr. Gonzalez’s achievements individual performance objectives relating to selection, development and remediation of talent across the Company and within the Human Resources organization; process and other improvements in the globalization of human resources function; expanded support for strategic planning and initiatives; and enhancements in the operation and preparedness of the Compensation Committee, and to a lesser extent in recognition of Mr. Gonzalez’s below median salary on which his target bonus was based.

•

Mr. Brady: an above-target discretionary multiplier was recommended for Mr. Brady: primarily in recognition of his contributions to the positive outcomes listed above as well as Mr. Brady’s achievements individual performance objectives relating to personnel and operational enhancements within the Legal organization, which resulted in savings on external legal costs; corporate development achievements, including successful negotiation and closing of three acquisitions and related financing transactions; and implementation of transaction process improvements and efficiencies. .

Based on the foregoing factors and evaluation, the Compensation Committee approved the Mr. Aquila’s recommendation for discretionary multipliers set forth in the table above. The amount of the ABIP payments for fiscal 2011 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 37.

Long-Term Incentives

In general, our equity incentive structure is intended to accomplish the following main objectives:

•	balance and align the interests of participants and stockholders;

•	reward participants for creation of stockholder value;

•	ensure competitive levels of compensation in line with our peer group; and

•	assist us in attracting, retaining and motivating key employees.

In fiscal 2011, the Compensation Committee developed, in consultation with FWC, an annual long-term incentive equity program for Messrs. Aquila, Giger, Gonzalez and Brady consisting of a mix of stock options, restricted stock units and performance share units for the CEO.

We have, and in fiscal 2011 we continued to use, stock options and restricted stock units as the principal method of providing long-term incentive compensation under our 2008 Omnibus Incentive Plan, or 2008 Plan. Equity awards vest over a period of time to encourage retention of our executive officers and focus their efforts on the creation of long-term stockholder value. Options and restricted stock units granted to named executive officers in fiscal 2011 generally vest 25% after the first year and on a quarterly basis thereafter for the next 12 quarters, subject in each case to the executive’s continued services to us.

We grant options to provide an incentive for executives to drive long-term share price appreciation through the development and execution of effective long-term strategies. Stock option value is realized only if the trading price of our common stock increases, and option holder interests are therefore aligned with stockholder interests. We grant restricted stock units to enhance the retention of named executive officers and balance the more volatile rewards associated with stock options. We believe that restricted stock units align the interests of the named executive officers with the interests of the stockholders because the value of these awards appreciate if the trading price of our common stock appreciates, and also have retention value even during periods in which our trading price does not appreciate. This, together with the vesting schedule, supports continuity in the senior management team. Beginning with the fiscal 2011 restricted stock unit awards to our executive officers, we incorporated a requirement that a readily achievable performance target be met in order for any of the restricted stock units to vest. We did this in order to qualify the restricted stock units as deductible “performance-based compensation” for purposes of the Section 162(m) of the Internal Revenue Code. For the restricted stock units granted to our named executive officers in fiscal 2011, the Adjusted EBITDA performance target established for this purpose was achieved, and the restricted stock units will vest in accordance with the schedule described above.

Following is a discussion of the long-term incentive awards made to our executive officers during fiscal 2011:

Mr. Aquila: in October 2010, the Compensation Committee approved Mr. Aquila’s annual equity awards. Approximately 70% of the value of these awards was in the form of stock options and 30% was in the form of restricted stock units. Measured by the value of the awards at the date of grant, these awards were approved so that the resulting long-term incentive compensation and target total direct compensation was in a 75th percentile range for similarly situated executives within the fiscal 2011 peer group, respectively. In determining the size of the awards for Mr. Aquila, the Compensation Committee considered additional factors, including our solid financial performance in a difficult economic environment during the recently concluded fiscal 2010 and his strong historical individual performance. Also, the 75th percentile target direct compensation position was consistent with our philosophy for experienced named executive officers performing consistent with our plans and objectives. The Compensation Committee also considered the fact that 70% of the value of the equity awards were provided as stock options, which we believe provides a performance-based requirement to increase our share price, or else the option delivers no value.

In fiscal 2011, the Compensation Committee developed, in consultation with FWC, a special performance share unit (“PSU”) award for Mr. Aquila, which award was granted in June 2011 in conjunction with our entry into a new employment agreement with Mr. Aquila (the terms of which we describe for fully below). This award is not part of the ongoing compensation program, but rather a special one-time incentive to achieve total shareholder return (“TSR”) significantly above that of similar companies. It is not expected that additional special PSU awards will be made to Mr. Aquila during the next three years. The number of PSUs (each performance share unit equals one share of the Company’s common stock) which Mr. Aquila may earn under the special award will depend upon the TSR of our common stock during the performance period as compared to a peer group consisting of 48 publicly-traded, U.S.-based companies in the “software and services” GICS group with market capitalizations between $2 billion and $10 billion. The make-up and size of the peer group was chosen because our market capitalization fell at the median of the group, thereby negating any advantage or disadvantage in the future TSR performance that could be attributed to size, and a sizeable sample (48 companies) was desirable so that subtractions by mergers and acquisitions or other events would not have a significant effect on the TSR performance of the group.

Under the PSU award, Mr. Aquila will earn the target number of PSUs for a performance period if our TSR for the period is at the 65th percentile of the peer group and 200% of the PSUs if our TSR for the period equals or exceeds the 90th percentile. No units are earned for the performance period if TSR is below the 50th percentile and there is linear interpolation for performance above and below the target (65th percentile) that falls between the 90th percentile maximum and 50th percentile minimum . The special PSU award establishes three performance periods: a one-year period ending March 31, 2012; a two-year period ending March 31, 2013 and a three-year period ending March 31, 2014. Multiple performance periods were chosen to reward on-going performance and the fact that point-to-point measurement of TSR can be affected by market volatility that is unrelated to the Company’s performance. The target number of performance shares for each period is 18,000, one-third of the total target number of 54,000. In addition, a true-up calculation will be made at the end of the three-year performance cycle as if the total target number of performance share units had been subject to the three-year performance period with any resulting incremental units being earned. This true-up feature was included to recognize that the long-term, three-year TSR ultimately realized by our stockholders is the most important goal under the award. The shares underlying earned performance share units, together with dividend equivalents, will be distributed following the respective performance period. In the event our TSR is negative for a performance period, the number of performance share units which may be earned for that period will not exceed the target amount, even if the Company’s relative TSR is above the 65th percentile. In connection with the Compensation Committee’s decision to grant the special performance share unit award to Mr. Aquila, the Compensation Committee considered the following factors:

•	Recognition of Mr. Aquila’s role as CEO in the Company’s strong operating and TSR performance since the Company’s initial public offering in 2007.

•	Providing additional incentive to Mr. Aquila to continue to drive the Company’s growth.

•	Recognition of Mr. Aquila’s strong leadership of the Company as CEO and the value of retaining his service for an additional three years.

•

Consideration for Mr. Aquila’s new employment agreement that was executed simultaneously with his special performance share unit award agreement, which employment agreement includes enhanced confidentiality, non-competition and non-interference covenants protecting the Company.

Mr. Giger: in July 2010, the Compensation Committee approved Mr. Giger’s annual equity awards. Approximately 75% of the value of these awards was in the form of stock options and 25% was in the form of restricted stock units. Mr. Giger’s fiscal 2011 awards were granted immediately after the end of fiscal 2010 and prior to the Compensation Committee’s approval of the fiscal 2011 peer group. The timing of these awards coincided with and recognized Mr. Giger’s promotion to Chief Financial Officer in early July 2010. Measured by the value of the awards at the date of grant, these awards are in a 65th percentile range for long-term incentive compensation of similarly situated executives within the fiscal 2010 and fiscal 2011 peer groups, respectively.

Mr. Gonzalez: in October 2010, the Compensation Committee approved Mr. Gonzalez’s annual equity awards. Approximately 60% of the value of these awards was in the form of stock options and 40% was in the form of restricted stock units. Measured by the value of the awards at the date of grant, these awards were approved so that the resulting long-term incentive compensation between the 70th and 75th percentile for similarly situated executives within the fiscal 2011 peer group. In determining the size of the awards for Mr. Gonzalez and based on the recommendation of the CEO, the Compensation Committee considered Mr. Gonzalez’s performance, which was at or above expectations, and his professional and leadership development versus his development plan.

Mr. Brady: in July 2010 the Compensation Committee approved equity awards for Mr. Brady. Approximately 75% of the value of these awards was in the form of stock options and 25% was in the form of restricted stock units. The purpose of these awards was to recognize Mr. Brady’s developmental achievements during fiscal 2010 and to supplement the value of Mr. Brady’s fiscal 2010 long-term incentive compensation. In October 2010, the Compensation Committee decided to approve Mr. Brady’s annual long-term incentive compensation for fiscal 2011 in two tranches – 75% of the award in October 2010 and 25% of the award at a later date, which award was granted in July 2011. The Compensation Committee, based on the CEO’s recommendation, utilized a two-grant approach for Mr. Brady to motivate and reward operational achievement and his continued professional growth throughout fiscal 2011. For both Mr. Brady’s October 2010 and July 2011 awards, approximately 60% of the value of these awards was in the form of stock options and 40% was in the form of restricted stock units. Measured by the value of each of the awards on its date of grant, these awards were approved so that the resulting combined long-term incentive compensation was in a 55th percentile range for similarly situated executives within the fiscal 2011 peer group. In determining the size of the awards for Mr. Brady and based on the recommendation of the CEO, the Compensation Committee considered Mr. Brady’s performance improvement, contributions to key Company transactions and progress in his professional and leadership development. As Mr. Brady’s July 2011 equity awards were granted during fiscal 2012, they are not included in the Summary Compensation Table on page 37 of this Proxy Statement.

Equity Grant Practices: We do not have a formal policy regarding when we grant annual or other equity incentive awards to our named executive officers, although annual equity awards are typically granted in one or two installments during our fiscal year. In certain cases or for certain named executive officers, as was the case for Mr. Brady, granting annual awards in two installments enables us to motivate or reward operational achievement or professional growth in a more individualized manner. The approval date and the grant date for all equity awards granted to employees, including the named executive officers, is the first day of the calendar month (or the business day closest to such day if such day is not a business day). The exercise price for stock options is the closing price of our common stock, as reported on the New York Stock Exchange, on the date of grant.

Dividends: In fiscal 2011, our Board continued the practice of paying quarterly dividends to holders of our common stock and restricted stock units granted prior to fiscal 2011. The amount of the dividend was $0.075 per share of common stock and restricted stock unit. All of our employees who hold shares of our common stock and/or restricted stock units awarded prior to fiscal 2011, including named executive officers, received cash dividends during fiscal 2011. Effective for restricted stock unit and PSU awards made in 2011 and thereafter, no cash dividends will be paid on unvested awards. Instead, dividend equivalents will accrue in the form of additional restricted stock units or PSUs, which will be paid only as the underlying restricted stock units or PSUs vest and are paid. We pay dividends or provide dividend equivalents to the holders of restricted stock units and PSUs to reward them for their contributions to our overall financial performance that generates the capital resources to pay dividends.

Additional Information: Additional information relating to the long-term incentive awards is included in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table, and in the Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year End Table, and related narrative, beginning on page 37 below.

Employment Agreements; Severance and Post-Termination Benefits

We provide post-termination benefits to our named executive officers in the form of severance payments and change of control arrangements.

We provide cash severance benefits to our named executive officers to assist in attracting and retaining their services by affording them financial protection in the event of a termination without cause or a resignation for good reason, irrespective of whether the termination is in connection with a change of control. Our long-term incentive plans and, in certain cases, our employment and equity award agreements, provide change of control benefits to enable named executive officers to have a balanced perspective in making overall business decisions in the context of a potential acquisition of our Company. We believe that change in control benefits, structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that our key talent would leave before a transaction closes.

In fiscal 2011, the Compensation Committee developed, in consultation with FWC, a new employment agreement for Mr. Aquila, which agreement was executed in June 2011. In addition to cash severance benefits, “double-trigger” accelerated vesting of Mr. Aquila’s equity awards in connection with a change of control, and the absence of any golden parachute tax gross-up, the employment agreement provides for accelerated vesting of a portion of his equity awards subject to time-based vesting in the event his employment is terminated by the Company without cause or by Mr. Aquila for good reason. The purpose of the new employment agreement and related special PSU award was to recognize and incentivize Mr. Aquila’s continued valuable contributions to the Company and to obtain Mr. Aquila’s agreement to enhanced confidentiality, non-competition and non-interference covenants that protect the Company.

In accordance with Mr. Aquila’s special performance share unit award and in the event Mr. Aquila’s employment terminates due to death, disability, termination without cause or resignation for good reason, he will earn and be entitled to receive a distribution with respect to a pro rated number of performance share units based on a true-up calculation using the relative Company TSR and the portion of the three-year performance period which has elapsed through the date of termination. In the event of a change of control, the number of performance share units earned will be determined using a true-up calculation based on relative Company TSR through the change of control. The performance share units earned upon a change in control will be subject to “double-trigger” vesting and, as such, will not be distributed upon the change in control but will vest and be paid as originally scheduled. However, Mr. Aquila will vest in full in the event his employment is terminated upon or within 24 months after the change of control due to his death, disability, termination without cause or resignation for good reason.

In connection with Mr. Giamatteo’s departure from the Company and in exchange for Mr. Giamatteo’s general release and waiver of claims and covenant not to sue in favor of the Company Mr. Giamatteo received certain severance benefits, including cash severance, equity vesting continuation, health benefit reimbursement payments and a fee for transition consulting services.

Details of each individual named executive officer’s benefits, including the specific components of accelerated vesting and estimates of amounts payable in specified circumstances, are disclosed under “Potential Payments Upon Termination or Change in Control” beginning on page 43 below. Additional information relating to the severance benefits provided to Mr. Giamatteo and Mr. Mendenhall is set forth in the Summary Compensation Table and related footnotes beginning on page 37.

Retirement Benefits

We do not have any special executive retirement plans. We sponsor a tax-qualified employee savings and retirement plan, or 401(k) plan, that covers most employees in the United States who satisfy certain eligibility requirements relating to minimum age and length of service. We also contribute to social security and sponsor pension plans in various countries in which we have operations that cover most employees in these countries who satisfy certain eligibility requirements. In addition, Mr. Giger participates in a social security and pension plan available to most of our Swiss employees that enables him to save for retirement.

Executive Perquisites

Prior to fiscal 2011, the Compensation Committee approved certain executive perquisites for our senior executive officers, including our named executive officers, consisting of a company automobile perquisite, country club fees (solely for the CEO) and, assuming year-by-year performance objectives are met, the payment of the cost of financial counseling services and health club membership. The rationale for the perquisites was that they ultimately improved efficiency or were complementary with the Company’s automobile-industry business. Effective in fiscal 2011, the Compensation Committee replaced all of the perquisites with an annual allowance of $50,000 for our CEO and $25,000 for each of our other named executive officers. The Committee approved these changes in order to control costs and to simplify administration. The Company does not make any tax gross-up payments in connection with the annual allowance.

Executive Benefits

In fiscal 2010, the Compensation Committee approved certain executive benefits for our named executive officers. The benefits approved by the Compensation Committee include increased supplemental life and long-term disability insurance and annual physical exams. In fiscal 2010, we implemented the annual physical exam benefit; and in fiscal 2011, we implemented supplemental life insurance benefits and long-term disability insurance benefits. The benefits are intended to enhance the health and welfare of our named executive officers and recognize the potential physical toll related to managing our global operations. The Compensation Committee believes these are important business-related benefits as applied to our named executive officers as this group of employees spends a considerable amount of time traveling outside the United States, including less developed international locations where they may be more susceptible to illness.

Relocation Policy and Benefits

During fiscal 2011, we completed the relocation of our named executive officers and corporate headquarters in San Diego, California to our new corporate headquarters in the Dallas-Ft. Worth, Texas metroplex. As we announced on July 7, 2010, the primary benefits of the relocation include: access to a broader employee recruitment pool; improved labor arbitrage and other cost efficiencies; and improved mobility and access to our markets around the world. Over the long-term, the relocation is expected to improve the effectiveness of our senior management team, our operations and result in cost savings.

In fiscal 2011, Messrs. Aquila, Gonzalez and Brady received relocation benefits pursuant to our domestic relocation benefits policy and Mr. Giger, who relocated from Switzerland to the United States, received relocation benefits pursuant to our international relocation benefits policy. These policies were developed based upon market data received from several relocation firms and applied to all of our employees and not just the named executive officers. The policies provide for a cash relocation allowance based upon the estimated value of the employee’s residence. The allowance was intended to approximate the expenses typically associated with sale of a residence, as well as for reimbursement of home purchase expenses, including temporary living and relocation costs. The policies do not include any protection against losses on the sale of a home. An employee is required to repay 100% of the value of relocation payments in the event the relocated employee voluntarily resigns or is terminated for cause within 12 months (24 months in the case of Mr. Giger), following relocation. The policy also provides for tax gross-up payments to the named executive officers on cash allowance and the taxable portion of the reimbursement payments. The purpose of the relocation-related gross-up payment is to fully reimburse the costs for the move for the benefit of the Company. Without the tax-gross up payment, a portion of the payments would have been negated by taxes, causing the relocated employee to incur a significant financial detriment for relocating at the Company’s request.

In connection with Mr. Giger’s relocation from Switzerland to the Dallas-Ft. Worth, Texas metroplex, Mr. Giger received a one-time relocation bonus of $335,000. In considering Mr. Giger’s relocation bonus, the Compensation Committee considered the importance of providing a bonus that provided meaningful assistance for the purchase of a home in the Dallas-Ft. Worth, Texas metroplex and maintenance of Mr. Giger’s Swiss home as well as the expected operating costs savings for the Company resulting from his relocation. In addition, certain of Mr. Giger’s relocation-related payments are subject to taxation in both the United States and Switzerland, as a result of which we agreed to provide Mr. Giger with a tax gross-up payment relating to the Swiss tax. As the Swiss tax period relating to Mr. Giger’s relocation period has not yet ended, the tax gross-up payment has not yet been determined. Additional information relating the amounts actually paid to our named executive officers with respect to relocation is included in footnotes to the “All Other Compensation” column of the Summary Compensation Table beginning on page 38.

Compensation Governance Policies

We use additional policies to ensure that our overall compensation structure is responsive to stockholder interests and competitive with the market. Specific policies include:

Stock Ownership Guidelines. The Compensation Committee has approved and instituted stock ownership guidelines for senior executive officers. After the beginning of fiscal 2015 or, in the case of executive officers hired after fiscal 2009, a period of five years from the employment start date, referred to as the Achievement Date, each senior executive officer listed below should beneficially own a number of shares of Solera common stock with a value listed below:

Employee	Multiple of Salary
CEO	6.0x
COO and CFO	2.0x
CEO’s direct Solera reports and named executive officers	1.5x

The ownership guideline is the lesser number of shares calculated as either (1) the multiple of salary above at the then-current trading price for a share of Solera’s common stock or (2) 75,000 shares for the CEO, 20,000 shares for the CFO and COO, and 8,500 shares for the CEO’s other direct reports (excluding the CEO’s executive assistant).

To the extent any senior executive officer does not own the guideline number of shares by Achievement Date, such senior executive officer is required to hold 50% of his/her net after tax profit shares following a stock option exercise or settlement of a restricted stock unit until the guideline is achieved.

Messrs. Aquila, Giger and Brady are in compliance with our stock ownership guidelines.

No Hedging or Pledging of Solera Stock. Our policies prohibit our executive officers from engaging in any transaction involving a hedge or pledge of Solera securities or maintaining a margin account involving Solera securities.

Recoupment Policies (Clawbacks). Our policies also provide that in the event we are required to restate our financial statements, we will seek reimbursement of excess incentive compensation to the extent required by the Sarbanes-Oxley Act of 2002 and any rules or regulations that may be issued under the so-called “Dodd-Frank” legislation. In general, the amount to be paid back to us will be based on revised incentives that match the formula payout under the revised results, with discretion to reduce the revised awards to reflect the results.

Tax and Accounting Considerations on Compensation

The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it reviews compensation practices and makes compensation decisions. While structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, the Compensation Committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of executive compensation.

Deductibility by Us. Under Section 162(m) of the Internal Revenue Code, we may not be able to claim a federal income tax deduction for compensation that is not performance-based (as defined in the Section 162(m) rules) paid to the CEO and the next three most highly compensated executive officers (other than the CFO) to the extent that any of these persons receives more than $1,000,000 in nonperformance-based compensation in any fiscal year. While the Compensation Committee considers our ability to deduct compensation amounts paid or to be paid to our executive officers in determining appropriate levels or manner of compensation, it has and may from time to time in the future approve amounts of compensation that are not, or may not be, fully deductible under Section 162(m).

Salaries, restricted stock unit awards which vest solely on the basis of time, and most perquisites and benefits paid to executive officers do not qualify as “performance-based” compensation under Section 162(m). Accordingly, a portion of these amounts of compensation may not be fully deductible (depending upon the value of our stock, and the amount of other nonperformance-based compensation an executive officer has during the year in which such amounts are paid. Our ABIP, stock options and, beginning in fiscal 2011, our restricted stock unit awards to our named executive officers and the special PSU award to Mr. Aquila are structured as performance-based for purposes of Section 162(m) and therefore should be deductible.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in the following report of Solera’s Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Solera under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Solera specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on that review and discussion, recommended to the Board that it be included in this Proxy Statement.

This report is submitted by all of the current members of the Compensation Committee, each of whom served on the Compensation Committee during fiscal 2011:

Arthur F. Kingsbury

Kenneth A. Viellieu

Stuart J. Yarbrough

Executive Officers

Set forth below are the name, age, position and a description of the business experience of each of our current executive officers.

Name	Age	Position
Tony Aquila	46	Chairman of the Board, Chief Executive Officer and President
Renato Giger	51	Chief Financial Officer, Treasurer and Assistant Secretary
Abilio Gonzalez	50	Senior Vice President, Global Human Resources
Jason Brady	42	Senior Vice President, General Counsel and Secretary

Please see “ITEM 1—ELECTION OF DIRECTORS” above for a description of Mr. Aquila’s business experience.

Renato Giger has served as our Chief Financial Officer, Treasurer and Assistant Secretary since July 2010. Prior to that, Mr. Giger served as our EMEA Chief Financial Officer since we acquired our predecessor company in April 2006 and served as our Global Corporate Controller since October 2009. Mr. Giger has been employed by us and our predecessor since July 1993 during which time he has held several positions, most recently as Chief Financial Officer of Audatex. Mr. Giger has a Masters Degree in Finance from the University of Bern (Switzerland).

Abilio Gonzalez has served as our Senior Vice President, Human Resources since August 2009. From September 2008 to July 2009, Mr. Gonzalez owned a business franchise that produces and commercializes large format digital printing. From August 2006 to September 2008, Mr. Gonzalez was the Chief People Officer of Cott Corporation, one of the largest global beverage producers. From December 2005 to July 2006, Mr. Gonzalez provided consulting services. From September 2003 to November 2005, Mr. Gonzalez held several positions with Microsoft Corporation, a technology company, including General Manager for Information Worker and General Manager for Global Talent Acquisition and Engagement. Mr. Gonzalez has a B.Sc. degree in Mathematics and Physics from Emporia State University and a M.Sc. degree in Organizational Development from Pepperdine University.

Jason Brady has served as our Senior Vice President and General Counsel since December 2007, and our Secretary since August 2008. Prior to joining us, Mr. Brady provided legal consulting services to technology and entertainment companies. Prior to that, Mr. Brady was the Vice President, General Counsel and Corporate Secretary of Xenogen Corporation, a biotechnology company, from March 2005 through its acquisition by Caliper Life Sciences in August 2006. From April 2004 to March 2005, Mr. Brady was the Director of Legal Affairs for Abbott Diabetes Care, Abbott Laboratories’ diabetes testing device business. Prior to that, Mr. Brady was the Senior Corporate Counsel, Director of Legal Affairs and Assistant Secretary of TheraSense, Inc., a diabetes testing device company, from June 2001 until its acquisition by Abbott Laboratories in April 2004. Mr. Brady has a B.A. in History from the University of California, Los Angeles and a J.D. from Santa Clara University School of Law.

There are no family relationships among our directors or executive officers.

Summary Compensation Table

The following table sets forth the compensation earned by our named executive officers during the fiscal years ended June 30, 2011, 2010 and 2009.

Name and Principal Position	Fiscal Year Ended June 30,	Salary	Bonus		Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (9)	Total
Tony Aquila	2011	$754,692	$—		$5,518,346	$3,200,092	$1,276,800	$786,664	$11,536,594
Chief Executive Officer and President	2010	729,615	—		1,151,547	2,692,491	1,216,500	97,094	5,887,247
	2009	696,538	461,658	(3)	768,234	2,128,786	638,342	105,355	4,798,913

Renato Giger (4)	2011	344,448	—		205,224	433,371	487,620	491,427	1,962,090
Chief Financial Officer, Treasurer and Assistant Secretary	2010	279,459	—		34,513	80,850	245,933	74,410	715,165
	2009	270,833	—		62,309	64,099	107,817	58,975	564,033

Abilio Gonzalez (5)	2011	285,513	—		209,598	328,108	292,320	106,201	1,221,740
Senior Vice President,	2010	233,333	—		164,372	256,991	193,398	364,685	1,212,780
Global Human	2009	—	—		—	—	—	—	—
Resources

Jason Brady	2011	269,856	—		250,013	471,760	252,000	256,904	1,500,533
Senior Vice President,	2010	254,327	—		51,487	120,676	164,393	34,703	625,587
General Counsel and	2009	250,000			28,973	29,007	99,520	47,726	455,226
Secretary

Dudley Mendenhall (6)	2011	50,481	—		—	—	—	216,525	267,006
Former Chief Financial	2010	375,000	—		252,764	598,779	293,906	49,715	1,570,164
Officer, Treasurer and	2009	93,750	97,253	(7)	970,336	323,576	63,216	7,875	1,556,006
Assistant Secretary

John Giamatteo (8)	2011	352,076	—		—	—	—	227,979	580,055
Former Chief Operating	2010	95,538	—		1,054,907	531,094	195,500	257,045	2,134,084
Officer	2009	—	—		—	—	—	—	—

(1)	The amounts shown in the applicable column represent the aggregate grant date fair value of each restricted stock unit award (including Dividend Equivalents associated with the restricted stock unit awards granted to Messrs. Aquila, Gonzalez and Brady) granted during the fiscal year and represent the aggregate grant date fair value of each stock option award granted during the fiscal year in each case calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation (FAS 123(R)) (“ASC Topic No. 718”). A discussion of the assumptions used in determining the grant date fair value and share-based compensation expense of these equity awards is set forth in Note 11 to the consolidated annual financial statements included in our 2011 Annual Report.
(2)	The amounts shown in this column represent annual management incentive bonuses earned in each fiscal year pursuant to our Annual Business Incentive Plan and, for fiscal year 2010 and 2009, pursuant to our Solera Incentive Plan for Messrs. Giger, Gonzalez and Brady. All amounts were paid in the following fiscal year.
(3)	Represents a discretionary supplemental bonus awarded to Mr. Aquila by the Compensation Committee of the Board for performance in fiscal 2009.
(4)	Mr. Giger was appointed Chief Financial Officer, Treasurer and Assistant Secretary in July 2010. Through July 2010, Mr. Giger lived and worked for us in Switzerland. Except for the amounts in the Stock Awards and Option Awards columns, all U.S. dollar amounts in the table above for Mr. Giger reflect a foreign currency exchange rate of $0.92170 to CHF1.00 for fiscal year 2010 and $0.89325 to CHF1.00 for fiscal year 2009.
(5)	Mr. Gonzalez’s employment commenced in August 2009.
(6)	Mr. Mendenhall’s employment commenced in March 2009 and concluded in July 2010.
(7)	Represents a discretionary supplemental bonus awarded to Mr. Mendenhall by the Compensation Committee of the Board for performance in fiscal 2009 of $42,253 and a $55,000 bonus awarded to Mr. Mendenhall to compensate him for a bonus that he earned but did not receive from his prior employer because he departed from his prior employer prior to the payment date to join us.
(8)	Mr. Giamatteo’s employment commenced in April 2010 and concluded in March 2011.

(9)	All Other Compensation for the fiscal year ended June 30, 2011 consists of the following:

All Other Compensation Items	Tony Aquila	Renato Giger		Abilio Gonzalez	Jason Brady	Dudley Mendenhall	John Giamatteo
Medical, dental and vision insurance premiums paid by us	$13,831	$8,343		$13,711	$13,784	$2,127	$9,936
Life insurance premiums paid by us	2,840	1,741		2,490	1,166	114	1,124
Short- and long-term disability premiums paid by us	605	432		624	624	96	408
Company 401(k) and pension plan contributions	8,526	111,546		4,404	3,380	—	7,404
Annual allowance	50,000	25,659		25,000	24,926	2,369	20,895
Cash dividends paid on unvested restricted stock units	17,068	1,656		1,563	3,447	—	6,607
Physical examinations paid by us	2,500	7,050		6,726	—	—	—
Severance payments	—	—		—	—	187,500	115,000
Payments for unused vacation and floating holidays	—	—		—	—	24,319	16,330
Consulting fees	—	—		—	—	—	50,000
Relocation benefits—cash allowances	454,666	335,000		48,333	124,800	—	—
Relocation benefits—reimbursement payments	164,628	—		1,349	44,841	—	275
Relocation benefits—tax gross-up payments	72,000	—	(1)	2,001	39,936	—	—
Total all other compensation	786,664	491,427		106,201	256,904	216,525	227,979

(1)	Mr. Giger is entitled to a tax gross-up payment in connection with his relocation benefits. As the Swiss tax period relating to Mr. Giger’s relocation payment has not yet ended, the tax gross-up payment has not yet been determined.

Grants of Plan-Based Awards

During fiscal 2011, we granted restricted stock units and options to purchase our common stock to our named executive officers, and each of our named executive officers and senior executive officers participated in our annual cash incentive plans. The following table provides information on each of these awards on a grant-by-grant basis.

Name	Grant Date	Authorization Date	Estimated Possible Payouts Under Non-Equity Incentive Plan			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($) (2)
			Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)
Tony Aquila	October 1, 2010	October 1, 2010	—	—	—	30,050	(3)	—		$—	(4)	$1,314,087
	October 1, 2010	October 1, 2010	—	—	—	—		263,599	(5)	43.73		3,200,092
	June 6, 2011	June 6, 2011	—	—	—	54,000	(11)	—		—	(4)	4,204,260
	January 28, 2008(6)	January 4, 2008	—	760,000	1,710,000	—		—		—		—

Renato Giger	August 2, 2010	July 1, 2010	—	—	—	5,218	(7)	—		—	(4)	205,224
	August 2, 2010	July 1, 2010	—	—	—	—		39,686	(8)	39.33		433,371
	January 1, 2011(6)	January 1, 2011	—	290,250	653,063	—		—		—		—

Abilio Gonzalez	October 1, 2010	October 1, 2010	—	—	—	4,793	(3)	—		—	(4)	209,598
	October 1, 2010	October 1, 2010	—	—	—	—		27,027	(5)	43.73		328,108
	May 23, 2011(6)	May 23, 2011	—	174,000	391,500	—		—		—		—

Jason Brady	August 2, 2010	July 1, 2010	—	—	—	2,115	(7)	—		—	(4)	83,183
	August 2, 2010	July 1, 2010	—	—	—	—		19,285	(8)	39.33		210,592
	October 1, 2010	October 1, 2010	—	—	—	3,815	(3)	—		—	(4)	166,830
	October 1, 2010	October 1, 2010	—	—	—	—		21,513	(5)	43.73		261,168
	July 1, 2010(6)	July 1, 2010	—	180,000	405,000	—		—		—		—

Dudley Mendenhall (9)	—	—	—	—	—	—		—		—		—

John Giamatteo (10)	—	—	—	—	—	—		—		—		—

(1)	Represents potential payouts of non-equity incentive plan awards fiscal 2011 as set forth in our Annual Business Incentive Plan. Actual amounts paid to our named executive officers are disclosed in the Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.” The material terms of our Annual Business Incentive Plan are described in “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentives” above.
(2)	Represents the grant date fair value of each individual equity award as calculated in accordance with ASC Topic No. 718. A discussion of the assumptions used in determining the grant date fair value and share-based compensation expense of these equity awards is set forth in Note 11 to the consolidated annual financial statements included in our 2011 Annual Report.
(3)	Represents restricted stock units that vested 25% on September 30, 2011 and vest 6.25% on each December 31, March 31, June 30 and September 30 thereafter until fully vested.
(4)	Upon vesting of each restricted stock unit or performance share unit, as applicable, the individual is entitled to receive one share of common stock for each vested restricted stock unit or performance share unit. No exercise or payment of exercise price is required.
(5)	The stock options vested 25% on September 30, 2011 and vest 6.25% on each December 31, March 31, June 30 and September 30 thereafter until fully vested.
(6)	Represents the date that the Compensation Committee of the Board approved the respective executive officer’s cash bonus target applicable for fiscal 2011.
(7)	Represents restricted stock units that vest 25% on June 30, 2011 and 6.25% on each September 30, December 31, March 31 and June 30 thereafter until fully vested.
(8)	The stock options vest 25% on June 30, 2011 and 6.25% on each September 30, December 31, March 31 and June 30 thereafter until fully vested.
(9)	Mr. Mendenhall’s employment with us concluded in July 2010.
(10)	Mr. Giamatteo’s employment concluded on March 31, 2011.
(11)	Represents a special performance share unit granted to Mr. Aquila on June 6, 2011. The target number of shares subject to this agreement is 54,000 and the maximum number of stock awards that can be granted under this agreement is 108,000. The performance criterion of this award is Total Shareholder Return. The vesting schedule of this award is contingent upon the achievement of the performance criterion. The material terms of this performance share unit are described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” above.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information regarding the outstanding equity awards held by our named executive officers as of June 30, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units or Restricted Shares That Have Not Vested		Market Value of Restricted Stock Units or Restricted Shares That Have Not Vested (1)
Tony Aquila	16,906	50,720	(2)	$25.79	May 1, 2018	5,636	(2)	$333,426
	18,125	90,625	(2)	24.45	November 3, 2018	10,625	(2)	628,575
	89,969	202,500	(2)	31.15	October 1, 2016	22,500	(2)	1,331,100
	—	263,599	(3)	43.73	October 1, 2017	30,050	(3)	1,777,758
	—	—		—	—	54,000	(4)	3,194,640
Renato Giger	250	250	(2)	23.41	December 3, 2017	150	(2)	8,874
	588	1,175	(2)	28.65	July 1, 2018	375	(2)	22,185
	375	938	(2)	24.45	November 3, 2018	313	(2)	18,517
	1,182	5,909	(2)	36.01	December 1, 2016	649	(2)	38,395
	9,921	29,765	(2)	39.33	August 2, 2017	3,914	(2)	231,552
Abilio Gonzalez	9,867	16,545	(2)	25.55	September 1, 2016	3,233	(2)	191,264
	3,152	5,255	(2)	33.01	January 31, 2017	588	(2)	34,786
	—	27,027	(3)	43.73	October 1, 2017	4,793	(3)	283,554
Jason Brady	22,750	6,250	(2)	24.03	January 2, 2018	3,150	(2)	186,354
	3,375	2,025	(2)	17.42	December 1, 2018	675	(2)	39,933
	5,291	8,820	(2)	36.01	December 1, 2016	967	(2)	57,208
	4,821	14,464	(2)	39.33	August 2, 2017	1,587	(2)	93,887
	—	21,513	(3)	43.73	October 1, 2017	3,815	(3)	225,695
Dudley Mendenhall (5)	—	—		—	—	—		—
John Giamatteo (6)	—	—		—	—	—		—

(1)	The market value of restricted stock units that have not vested is based on the closing price of our common stock on the New York Stock Exchange on June 30, 2011 ($59.16 per share). The market value of restricted shares that have not vested is based on the closing price of our common stock on the New York Stock Exchange on June 30, 2011 ($59.16 per share), less the purchase price of $0.30 per share.
(2)	The unvested equity awards in the table above vest 6.25% of the total number of units awarded on each September 30, December 31, March 31 and June 30 until fully vested.
(3)	Vest 25% on September 30, 2011 and 6.25% on each December 31, March 31, June 30 and September 30 thereafter until fully vested.
(4)	Represents a special performance share unit granted to Mr. Aquila on June 6, 2011. The target number of shares subject to this agreement is 54,000 and the maximum number of stock awards that can be granted under this agreement is 108,000. The performance criterion of this award is Total Shareholder Return. The vesting schedule of this award is contingent upon the achievement of the performance criterion. The material terms of this performance share unit are described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” above.
(5)	Mr. Mendenhall’s employment with us concluded in July 2010. All of the unvested stock awards and option awards granted to Mr. Mendenhall were forfeited and returned to us in connection with the conclusion of his employment.
(6)	Mr. Giamatteo’s employment with us concluded in March 2011. All of the unvested stock awards and option awards granted to Mr. Giamatteo were forfeited and returned to us in connection with the conclusion of his employment.

Stock Options Exercised and Restricted Stock Units Vested

The table below sets forth the number of restricted stock units held by our named executive officers that vested during fiscal 2011 and information about exercises of stock option awards during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Tony Aquila	336,658	7,854,052	33,514	1,669,222
Renato Giger	8,487	170,721	3,634	206,872
Abilio Gonzalez	3,000	84,704	2,078	101,425
Jason Brady	11,000	266,670	5,511	288,241
Dudley Mendenhall	13,290	199,159	—	—
John Giamatteo	12,528	223,161	5,311	271,392

(1)	The value realized on exercise is based on the closing price of our common stock on the New York Stock Exchange on the date of exercise less the exercise price of the option award.

(2)	The value realized on vesting is based on the closing price of our common stock on the New York Stock Exchange on the vesting date.

Severance Payments; Change of Control Benefits

We provide severance payments to our executive officers and change of control benefits for certain of our executive officers. The severance payments and change of control benefits, as applicable, are set forth in the following agreements:

•

Mr. Aquila: executive employment agreement dated June 6, 2011; equity award agreements relating to the stock options and restricted stock units granted to Mr. Aquila in fiscal 2008, fiscal 2009, fiscal 2010 and fiscal 2011 (the “Award Agreements”).

•

Mr. Giger: employment agreement, dated December 11, 2006. Mr. Giger’s employment agreement includes a statutory severance payment, or notice period, and an optional severance payment we may choose to make if we elect to enforce a post-termination non-competition agreement against Mr. Giger. Mr. Giger’s employment agreement does not contain any change of control benefits.

•	Mr. Gonzalez: employment offer letter, dated August 18, 2009, as amended. Mr. Gonzalez’s employment offer letter does not contain any change of control benefits.

•	Mr. Brady: amended and restated management agreement, dated December 31, 2008.

•	Mr. Mendenhall: settlement agreement and release effective July 10, 2010.

•	Mr. Giamatteo: settlement agreement and release effective March 26, 2011.

Severance Payments. Set forth below is a summary description of the severance benefits for each of the named executive officers who is entitled to or has received a contractual severance benefit:

•

Mr. Aquila: if Mr. Aquila’s employment is terminated by us without “cause” or is terminated by Mr. Aquila for “good reason”, then he is entitled to receive (i) salary continuation equal to three times his then-applicable annual base salary payable over eighteen months, (ii) with respect to long-term incentive awards subject to time-based vesting, immediate vesting of the number of awards that are scheduled to vest during the twelve months immediately following the employment termination date, (iii) with respect to performance share unit awards, accelerated vesting as provided in the performance share unit award grant agreement and (iv) benefits continuation for a period of eighteen months.

•

Mr. Giger: upon termination of Mr. Giger’s employment for any reason other than “serious cause”, Mr. Giger is entitled to six-month’s prior written notice of employment termination or payment of six months of salary continuation in lieu of notice. In addition, we have the right to enforce a post-termination non-competition agreement against Mr. Giger in exchange for a payment to him of CHF 132,700.

•	Mr. Gonzalez: if Mr. Gonzalez’s employment is terminated without “cause”, we will pay Mr. Gonzalez 100% of his then-applicable annual base salary ratably over twelve months.

•

Mr. Brady: if Mr. Brady’s employment is terminated by us without “cause” or is terminated by Mr. Brady for “good reason”, then he is entitled to receive (i) salary continuation for six months, subject to an extension of six months by us and (ii) benefits continuation.

•

Mr. Mendenhall: in connection with Mr. Mendenhall’s separation from us, we entered into a settlement agreement and release with Mr. Mendenhall, which agreement became effective on July 10, 2010. Pursuant to the agreement and in exchange for Mr. Mendenhall’s general release and waiver of claims and covenant not to sue in favor of our Company and other promises set forth in the agreement, Mr. Mendenhall received the following payments and benefits: (i) a lump sum payment of $481,406, less applicable withholding taxes and other deductions, representing (a) a cash bonus pursuant to our 2010 Annual Business Incentive Plan, in which Mr. Mendenhall participated during fiscal year 2010, and (b) an amount equal to six months of Mr. Mendenhall’s annual base salary; and (ii) in the event

Mr. Mendenhall timely elects health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement of the COBRA premiums for Mr. Mendenhall and his dependents for the shorter of six months following Mr. Mendenhall’s separation date or the date he becomes eligible for health care coverage under the health care plans of another employer.

•

Mr. Giamatteo: in connection with Mr. Giamatteo’s separation from us and transition consulting services to us, we entered into a settlement agreement and release and a consulting agreement with Mr. Giamatteo in March 2011. Pursuant to the settlement agreement and release and in exchange for Mr. Giamatteo’s general release and waiver of claims and covenant not to sue in favor of our Company and other promises set forth in the agreement, Mr. Giamatteo received the following payments and benefits: (i) a lump sum payment of $115,000, less applicable withholding taxes and other deductions, representing an amount equal to three months of Mr. Giamatteo’s annual base salary; (ii) vesting of 12,528 stock options and 7,341 restricted stock units; (iii) in the event Mr. Giamatteo timely elects health care continuation coverage under COBRA, reimbursement of the COBRA premiums for Mr. Giamatteo and his dependents for the shorter of three months following Mr. Giamatteo’s separation date or the date he becomes eligible for health care coverage under the health care plans of another employer; and (iv) a lump sum payment of $50,000 following the expiration of Mr. Giamatteo’s consulting services to us.

“Cause”, “serious cause” and “good reason” are more fully described below under “—Potential Payments upon Termination of Change in Control.”

Change of Control Arrangements. Set forth below is a summary description of the change of control arrangements set forth in our long-term incentive plans and for each of the named executive officers who is entitled to a contractual change of control benefit:

Our 2007 Long-Term Equity Incentive Plan and our 2008 Omnibus Incentive Plan do not provide for automatic acceleration of vesting in the event of a change in control of our Company. To the extent outstanding awards are assumed or continued in connection with the change in control, no acceleration of vesting will occur. If the outstanding awards are not assumed or continued, then, with respect to awards under the 2008 Plan, all unvested stock options and restricted stock units granted pursuant to the plan will immediately vest in connection with a change in control (as defined in the plan) if the successor company does not assume the plan stock option and restricted stock unit awards or grant substitute awards to the holders of plan stock option and restricted stock unit awards. The vesting of unvested stock options and restricted stock units granted pursuant to the 2007 Plan will be determined based on the terms of the specific change of control transaction. Awards subject to performance-based vesting will only vest to the extent provided in the particular award.

In accordance with the terms of Mr. Aquila’s Award Agreements, the equity awards are subject to accelerated vesting as follows: in the event of a change of control of Solera, all of the unvested equity awards will immediately vest if (i) the acquirer fails to assume the equity awards or issue an equivalent replacement award for the equity awards, or (ii) within twenty-four months immediately following a change of control, Mr. Aquila’s employment by or services to us are terminated without “cause” (as defined above) or Mr. Aquila resigns for “good reason” (as defined above). In accordance with the terms of Mr. Aquila’s executive employment agreement, if Mr. Aquila’s employment is terminated by the Company or the acquirer without “cause” or is terminated by Mr. Aquila for “good reason” within 24 months following a change of control, then he is entitled to receive (i) salary continuation equal to two times his then-applicable annual base salary and an amount equal to two times his then-applicable annual target bonus opportunity payable over eighteen months, (ii) with respect to long-term incentive awards subject to time-based vesting, immediate vesting of the 100% of the awards, (iii) with respect to performance share unit awards, accelerated vesting as provided in the performance share unit award grant agreement and (iv) benefits continuation for a period of eighteen months. For purposes of Mr. Aquila’s change of control arrangements, the definition of change of control is identical to the definition of change of control set forth in our 2007 Long-Term Equity Incentive Plan and 2008 Omnibus Incentive Plan.

Mr. Brady’s management agreement provides for “double-trigger” accelerated vesting for all of his unvested equity awards if his employment is terminated by us without “cause” or is terminated by him for “good reason” during the period beginning 60 days before and ending twelve months after a sale of the company. A sale of the company is defined in Mr. Brady’s management agreement as a transaction or transactions pursuant to which a person or entity or group of related persons or entities acquire(s) (i) shares of our capital stock possessing the voting power to elect a majority of our Board or (ii) all or substantially all of our assets. Mr. Brady’s management agreement applies to all of his current equity securities and any equity securities that may be awarded to him in the future.

Potential Payments upon Termination or Change in Control

The following table sets forth the benefits that would arise upon certain terminations of employment or a change in control under the terms of (1) Mr. Aquila’s executive employment agreement and the restricted stock unit grant agreements and stock option agreements relating to the equity awards granted to Mr. Aquila in fiscal 2008, fiscal 2009, fiscal 2010 and fiscal 2011, or the Award Agreements, (2) Mr. Giger’s employment agreement, (3) Mr. Gonzalez’s employment offer letter, (4) Mr. Brady’s management agreement, (5) Mr. Mendenhall’s settlement agreement and release and (6) Mr. Giamatteo’s settlement agreement and release. The table assumes that (i) the termination and/or change in control occurred on June 30, 2011 and (ii) in connection with a change in control, the acquiring company assumed or granted substitute awards for all of Solera’s outstanding equity awards granted pursuant to Solera’s 2007 Long-Term Equity Incentive Plan or 2008 Omnibus Incentive Plan.

Name	Benefit	Termination without Cause or for Good Reason (1)		After Change in Control— Termination without Cause or for Good Reason (1)		Change in Control	Voluntary Termination	Death or Disability
Named Executive Officers
Tony Aquila	Severance payments	$2,280,000	(2)	$3,040,000	(3)	$—	$—	$—
	Accelerated vesting of restricted stock units and stock options	10,715,000	(2)	18,648,000	(4)	—	—	—
Renato Giger	Severance payments	193,500	(5)	193,500	(5)	—	—	—
Abilio Gonzalez	Severance payments	280,000	(6)	280,000	(6)	—	—	—
Jason Brady	Severance payments	150,000	(7)	150,000	(7)	—	—	—
	Accelerated vesting of restricted stock units and stock options	—		1,730,000	(8)	—	—	—
Dudley Mendenhall	Severance payments	—	(9)	—		—	—	—
John Giamatteo	Severance payments	—	(10)	—		—	—	—

(1)

Cause is generally defined as (A) the conviction or plea of no contest, in the case of Mr. Aquila, or the commission, for Messrs. Gonzalez and Brady, of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to our Company or any of our subsidiaries or any of our or our subsidiaries’ customers or suppliers, (B) substantial and repeated failure to perform duties, (C) gross negligence or willful misconduct with respect to our Company or any of our subsidiaries, (D) conduct tending to bring our Company or any of our subsidiaries into substantial public disgrace or disrepute or (E) any breach of the confidentiality provision, non-solicitation provisions or non-competition provisions (in the case of Mr. Aquila) of the executive’s employment agreement. Mr. Giger’s rights to a severance payment are triggered if his employment is terminated for any reason other than “serious cause”. “Serious cause” is as defined under Swiss law. Good reason is generally defined as

(X) a reduction in base salary of more than 5%, (Y) a material diminution in titles or duties, or (Z) a change in the location of our Company’s principal office by more than 25 miles.
(2)	If Mr. Aquila’s employment is terminated by us without “cause” or is terminated by Mr. Aquila for “good reason”, then he is entitled to receive (i) salary continuation equal to three times his then-applicable annual base salary payable over eighteen months and (ii) with respect to long-term incentive awards subject to time-based vesting, immediate vesting of the number of awards that are scheduled to vest during the twelve months immediately following the employment termination date.
(3)	If Mr. Aquila’s employment is terminated by the Company or the acquirer without “cause” or is terminated by Mr. Aquila for “good reason” within 24 months following a change in control, then he is entitled to receive salary continuation equal to two times his then-applicable annual base salary and an amount equal to two times his then-applicable annual target bonus opportunity payable over eighteen months.
(4)	If Mr. Aquila’s employment is terminated by the Company or the acquirer without “cause” or is terminated by Mr. Aquila for “good reason” within 24 months following a change in control, then all of the unvested restricted stock units and/or stock options held by Mr. Aquila will immediately vest in full. The value of such restricted stock units and stock options as set forth in the table above is based upon the price of our common stock reported on the New York Stock Exchange as of June 30, 2011 (less, in the case of stock options, the exercise price).
(5)	If Mr. Giger’s employment is terminated for any reason other than “serious cause”, Mr. Giger is entitled to six months notification of termination of employment or, in lieu of notice, a payment equal to 50% of his base salary. In addition to the amount reflected in the table above, we have the right to enforce a post-termination non-competition agreement against Mr. Giger in exchange for a payment to him of CHF132,700. Mr. Giger would receive such payments regardless of whether there has been a change in control.
(6)	If Mr. Gonzalez’s employment is terminated without “cause”, Mr. Gonzalez is entitled to a payment equal to 100% of his base salary, regardless of whether there has been a change in control.
(7)	If Mr. Brady terminates his employment for good reason or is terminated by us without cause, then he will receive an amount equal to 50% of his base salary, regardless of whether there has been a change in control. This amount will be paid in equal installments on our regular salary payment dates for six months following termination. We have the option to extend this severance period for up to six months, during which extension we would continue to pay Mr. Brady’s severance benefits at the same rate. The duration of his non-solicit restriction would be extended by the same period.
(8)	If Mr. Brady terminates his employment for “good reason” or is terminated by us or the acquirer without “cause” within 60 days prior to or twelve months following a change in control, then all of his outstanding restricted stock units and stock options that have not vested as of such termination will immediately vest in full. The value of such restricted stock units and stock options as set forth in the table above is based upon the price of our common stock reported on the New York Stock Exchange as of the close of business on June 30, 2011 (less, in the case of stock options, the exercise price thereof).
(9)	As described in greater detail on page 42 above, we paid Mr. Mendenhall a lump sum payment of $481,406, less applicable withholding taxes and other deductions, in August 2010 pursuant to the settlement agreement and release we entered into with Mr. Mendenhall in connection with his separation from our Company.
(10)	As described in greater detail on page 42 above, we paid Mr. Giamatteo a lump sum of $115,000, less applicable withholding taxes and other deductions, and we vested 12,528 of his stock options and 7,341 of his restricted stock units in April 2011 pursuant to the settlement agreement and release we entered into with Mr. Giamatteo in connection with his separation from our Company. We also paid Mr. Giamatteo a lump sum of $50,000 following the expiration of Mr. Giamatteo’s transition consulting services to us.

Compensation of Directors

All of our non-employee directors receive equity awards and annual cash retainers. The cash retainers are paid on a quarterly basis. The annual retainers are set forth below:

Annual Fees (1)
Board member	$65,000
Lead Independent Director	$75,000
Audit Committee Chair	$42,500
Audit Committee member	$17,500
Compensation Committee Chair	$40,000
Compensation Committee member	$15,000
Nominating and Corporate Governance Committee Chair	$30,000
Nominating and Corporate Governance Committee member	$10,000

(1)	Standing committee chairperson retainer includes the chairperson’s member retainer; chairperson does not receive a separate member retainer.

In addition to the annual retainers, each non-employee director receives a per-meeting fee of $1,000 for each meeting of the Board and each standing committee that the director is a member of after the first eight meetings of each corporate body in a fiscal year.

Each new non-employee director elected or appointed to our Board of Directors is automatically granted an initial restricted stock unit award to cover a number of shares of our common stock determined by dividing (A) $375,000 by (B) the fair market value of a share of our common stock on the date of grant, with the number of shares rounded down to the nearest whole share. $225,000 of the initial restricted stock unit awards vest in equal quarterly installments during the first twelve months following the date of grant. The remaining $150,000 of the initial restricted stock unit awards vest in equal annual installments on each of the first, second and third anniversaries of the date of grant.

Each non-employee director who is re-elected to our Board automatically receives a restricted stock unit award, as of the date of the annual meeting, to cover a number of shares of our common stock determined by dividing (A) $225,000 by (B) the fair market value of a share of our common stock on the date of the annual meeting, with the number of shares rounded down to the nearest whole share. These annual restricted stock unit awards vest in equal quarterly installments during the first twelve months following the date of grant.

For each of the automatic restricted stock awards, all unvested awards immediately vest upon (i) death or disability of the director, (ii) separation from the Board (for any reason other than through voluntary resignation before the next succeeding annual meeting) and (iii) a change of control. Each non-employee director may elect to defer receipt of the shares issued upon the settlement of the vested restricted stock units until the earliest of the following to occur: (i) five years from the date of grant; (ii) separation from the Board (for any reason) and (iii) a change of control. Disability is as defined in our equity incentive plans. For purposes of the restricted stock unit awards, a change of control is as defined in our equity incentive plans. Each director may make an irrevocable, annual election to receive restricted stock units in lieu of the director’s annual cash fee as a Board member on a dollar-for-dollar basis. Except for Mr. Aquila, who does not receive automatic awards as a director, all of our directors will receive an annual restricted stock unit award as of the date of the 2011 annual meeting upon re-election to our Board.

Immediately following the 2010 annual meeting, we granted Messrs. Kingsbury, Shelton, Viellieu and Yarbrough 3,000 restricted stock units. Each of these grants was an annual grant under the non-employee director compensation policy described above.

In March 2011, we granted to each of Messrs. Kingsbury, Shelton, Viellieu and Yarbrough 1,260 restricted stock units. 25% of the restricted stock units vested on each of March 31 and June 30, 2011, and 25% of the restricted stock units will vest on each of September 30, 2011 and the date of our 2011 annual meeting. In January 2011, we amended our non-employee director compensation policy in order to target our total non-employee director compensation at the 75th percentile of compensation for directors at the companies within our peer group. The policy amendments were effective as of January 1, 2011. One of the amendments to our policy was an increase in the value of the annual restricted stock unit grant from $150,000 to $225,000. The March 2011 restricted stock units were awarded to reflect the annual grant value increase for the ten-month period from the effective date of the amended policy to the expected date for our 2011 annual meeting.

Immediately following Mr. Wajnert’s election to the Board on September 15, 2011, we granted Mr. Wajnert 3,779 restricted stock units. This grant was an initial grant under the non-employee director compensation policy described above.

The Board has stock ownership guidelines for our non-employee directors. The guidelines provide that, after a period of five years of service as a director, each non-employee director should hold our equity securities with a value of at least five times such non-employee director’s annual Board member cash retainer. Our Board also has a policy prohibiting hedging or pledging of our securities. Our policy prohibits our directors from engaging in any transaction involving a hedge or pledge of our securities or maintaining a margin account involving our securities.

The following table summarizes the compensation of our current and former directors in fiscal 2011.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Stuart J. Yarbrough	$180,500	$207,683	$388,183
Jerrell W. Shelton	107,000	207,683	314,683
Arthur F. Kingsbury	120,500	207,683	328,183
Kenneth A. Viellieu	109,500	207,683	317,183

(1)	Represents the grant date fair value of each individual equity award as calculated in accordance with ASC Topic No. 718.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2012 MEETING

We evaluate director nominees recommended by stockholders in the same manner in which we evaluate other director nominees. We have established through our Nominating and Corporate Governance Committee selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, age, skills, expertise and experience in the context of the Board and other criteria determined by the Nominating and Corporate Governance Committee from time to time.

Stockholder proposals intended for inclusion in our proxy statement relating to our 2012 annual meeting in November 2012 must be received by us no later than June 10, 2012, and must otherwise comply with the SEC’s rules, to be considered for inclusion in our proxy materials relating to our 2012 annual meeting.

In addition, our Bylaws establish advance notice procedures for (1) the nomination, other than by or at the direction of the Board, of candidates for election as directors and (2) business to be brought before an annual meeting of stockholders other than by or at the direction of the Board. Any stockholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who proposes to nominate a candidate for election as a director must submit such notice in compliance with such procedures.

Any such proposals, as well as any questions related thereto, should be timely submitted in writing to our Secretary at the address below. Our Secretary must receive this notice no earlier than July 13, 2012 and no later than August 12, 2012.

Notice of a nomination must include:

(i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are, directly or indirectly, owned beneficially or of record by the person, (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (A) the name and record address of such stockholder, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Company which are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (E) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, and (F) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Notice of a proposal must include as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, (B) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment), (C) the reasons for conducting such business at the annual meeting, (D) the name and address, as they appear on our books, of such stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is being made, (E) the class and number of our shares which are, directly or indirectly, beneficially owned by such stockholder and such beneficial owner, (F) any material interest of such stockholder or such beneficial owner in such business, (G) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of our stock and (H) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

You may contact our Secretary at our principal executive offices for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

ADDITIONAL INFORMATION

We will bear the cost of the 2011 annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, our directors, officers, and regular employees may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. We may engage the services of a proxy solicitor to aid in the solicitation of proxies and to verify records relating to the solicitation. All costs of such solicitation of proxies would be borne by us. We anticipate that should we retain the services of a proxy solicitor, that firm would receive customary fees for those services, which would not be significant. We also will reimburse, upon request, all brokers and other persons holding Common Stock for the benefit of others for their reasonable expenses in forwarding our proxy materials and any accompanying materials to the beneficial owners of Common Stock and in obtaining authorization from beneficial owners to give proxies.

The Board knows of no matter to be brought before the 2011 annual meeting other than the matters identified in this Proxy Statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in accordance with their best judgment.

By order of the Board of Directors

Jason Brady

Secretary

Dated: October 5, 2011

Appendix A

SOLERA HOLDINGS, INC.

CORPORATE GOVERNANCE GUIDELINES

(AS AMENDED MAY 24, 2011)

Solera Holdings, Inc. (the “Company”) is committed to developing effective, transparent and accountable corporate governance practices. These Corporate Governance Guidelines (“Guidelines”) were approved by the Company’s Board of Directors (the “Board”) and, together with the certificate of incorporation, bylaws and committee charters of the Company, provide a framework for the governance of the affairs of the Company. The Guidelines are subject to regular review by the Nominating and Corporate Governance Committee who may recommend to the Board that they be modified or updated, when appropriate.

1.	BOARD RESPONSIBILITIES

(a)	Responsibilities of the Board

The business of the Company is conducted by management under the direction of the Chief Executive Officer (the “CEO”). The Board’s responsibility is to oversee, on behalf of stockholders, the conduct of the Company’s business, to provide advice and counsel to the CEO and senior management, to protect the Company’s best interests and to foster the creation of long-term value for stockholders.

Among other things, the Board’s decision-making responsibilities include:

(i)	Review and approval of the Company’s mission, strategies, objectives and policies, as developed by the CEO and senior management;

(ii)	Approval of director candidates recommended by the Nominating and Corporate Governance Committee for election by stockholders at the Annual Meeting; and

(iii)	Approval of material investments or divestitures, strategic transactions and other significant transactions not in the ordinary course of the Company’s business.

Among other things, the Board’s oversight responsibilities include monitoring:

(i)	The Company’s performance in relation to its mission, strategies, financial and non-financial objectives;

(ii)	The performance and effectiveness of the Company’s management team;

(iii)	Succession and development plans for key Company executives, including the CEO;

(iv)	Major risks facing the Company and management’s plan for mitigation of such risk;

(v)	The Company’s financial reporting processes, internal controls and risk management processes; and

(vi)	The Company’s compliance with legal and regulatory requirements.

In carrying out their responsibilities, Board members shall exercise their business judgment and act in ways that they reasonably believe will serve the best interests of the Company and its stockholders. As appropriate, the Board may also consider the interests of other stakeholders, including employees, customers and the members of the communities in which the Company operates.

(b)	Expectations of Board Members

Board members are expected to:

(i)	Become and remain informed about the Company, its business and its industry;

(ii)	Attend all meetings of the Board and of Board committees on which they serve, having read and considered the pre-reading materials in advance of the meeting. Both incumbent and prospective Board members are also encouraged to attend the Company’s Annual Meeting; and

(iii)	Participate constructively in Board and committee meetings, drawing upon their individual experience, knowledge and background, as appropriate, to provide perspectives and insights.

2.	BOARD OPERATIONS

(a)	Board Size

Subject to the conditions outlined in the Company’s bylaws and certificate of incorporation, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

(b)	Board Meetings

The Board holds at least four regular meetings each year and may hold additional or special meetings whenever necessary. Regular Board meetings are generally held in person, although Board members may participate by conference call, if necessary. Special meetings may be held either in person or by conference call. The Board may also act by unanimous written consent.

(c)	Board Agendas

The Chairman of the Board, if one shall have been elected and if such Chairman is an independent director, will, in consultation with the CEO and the Board, cause to be established the agenda for each Board meeting and will cause such agenda to be distributed to directors in advance of the meeting. If the Chairman of the Board is not an independent director, or if a Chairman shall not have been elected, then the Lead Independent Director, if one shall have been elected, will, in consultation with the CEO and the Board, cause to be established the agenda for each Board meeting and will cause such agenda to be distributed to directors in advance of the meeting. In all other cases, the Board shall elect one of its independent members to establish, in consultation with the CEO and the Board, the agenda for each Board meeting and distribute it to directors in advance of the meeting. Any director may request that a subject be included on the agenda and may raise a subject that is not on the agenda at any Board meeting.

(d)	Pre-Reading Materials

Pre-reading materials for the Board and committee meetings are distributed to directors sufficiently in advance of each meeting to permit meaningful review. Materials should be as concise as possible while still providing the information necessary for directors to make an informed judgment on the agenda items. However, it is recognized that certain exigent circumstances may cause the materials to be late or incomplete.

(e)	Board Committees

The Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance. The Board also has a Lead Independent Director. The committees’ charters and the charter of the Lead Independent Director are posted on the Company’s website. The Nominating and Corporate Governance Committee regularly reviews the Board’s committee structure and charters in conjunction with the committee chairmen and the Lead Independent Director. Such charters shall be updated where necessary to ensure compliance with the rules of the New York Stock Exchange (“NYSE”), and any other applicable laws or regulations.

The Nominating and Corporate Governance Committee makes recommendations to the Board relative to committee members and chairmen consistent with the membership criteria outlined in the applicable committee charter. Committee appointments are subject to approval of the majority of the full Board. The Board may replace any committee chairs or members or add additional members to a Board committee at any time during the year.

(f)	Executive Sessions of Non-Management Directors

The non-management directors meet regularly without management present in conjunction with the Board meetings. After the executive session, the independent director presiding at such executive session will update the CEO, as deemed appropriate by the independent directors, on the key items discussed. Non-management directors who are not independent under the NYSE rules may participate in these executive sessions.

3.	DIRECTOR QUALIFICATIONS AND BOARD COMPOSITION

(a)	Director Criteria

The Company seeks to align Board composition with the Company’s strategic direction so that the Board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected based upon their character, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Criteria that are typically considered by the Board in the selection of directors include:

(i)	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

(ii)	the business or other relevant experience, skills and knowledge that the individual may have that will enable him/her to provide effective oversight of the Company’s business;

(iii)	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and

(iv)	the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.

(b)	Regulatory Requirements

The Nominating and Corporate Governance Committee reviews Board and committee composition at least annually to ensure that compliance with the NYSE and any other regulatory requirements are met. In so doing, the Nominating and Corporate Governance Committee conducts a review of the independence of all members of the Board for the purposes of determining which Board members are deemed independent and which are not. Board members must notify the Chairman of the Nominating and Corporate Governance Committee, as soon as practicable, in the event that their circumstances change in a manner that may impact the committee’s view of their independence.

(c)	Nominating Process

The nominating process outlined herein applies only with respect to the nomination of director candidates who will be presented to the Company’s stockholders for election at the Annual Meeting, if any. Where a third party has the right to nominate one or more directors to the Company’s Board, the selection and nomination of such directors need not be subject to this process.

The Nominating and Corporate Governance Committee is responsible for the identification and recruitment of director candidates for election by the stockholders and makes recommendations with respect to the nomination of new Board members, which are subject to a vote of the full Board. In developing recommendations for new Board candidates, the nominating process used by the committee consists of the following steps:

(i)	The Nominating and Corporate Governance Committee reviews current Board composition to determine particular skills or experience to be added or replaced through the recruitment of new Board members. The committee may inform members of the Board, members of senior management and any search firm retained by the committee to assist in director recruitment in light of these needs and may ask for their help in identifying strong Board candidates who would meet these requirements and the broader director criteria outlined above;

(ii)	Any potential Board candidates identified by the search firm, the network of contacts of the current Board and senior management and any director candidates recommended by stockholders will be reviewed by the Nominating and Corporate Governance Committee against these needs and the broader director criteria and a “short list” of candidates will be prepared from this preliminary review;

(iii)	Reference checks on and interviews with “short listed” candidates will be conducted. Such reference checks may include gathering references and perspectives from any current Board members or members of senior management who may know the candidate. Any search firm retained by the Nominating and Corporate Governance Committee may also assist the committee with the reference checks. The Chairman of the Nominating and Corporate Governance Committee will gather feedback from the interviews; and

(iv)	The Nominating and Corporate Governance Committee will meet in person or by conference call to discuss and make recommendations to the Board with respect to the candidates. The full Board will then vote on the committee’s recommendations. Those candidates approved by a majority of the Board shall be nominated for election by the Company’s stockholders at the next Annual Meeting.

The Chairman of the Board, if such Chairman is an independent director, or if such Chairman is not an independent director, the Lead Independent Director, will contact any candidate(s) so approved, invite them to attend the Company’s Annual Meeting and to join the Board at its first meeting thereafter, if they are elected by the Company’s stockholders at the Annual Meeting. In the case of a Board candidate appointed between Annual Meetings, the same nominating process will generally apply except that the approved candidate will be invited to join the Board at its next meeting after his/her approval by the Board and will stand for election by stockholders at the first Annual Meeting thereafter.

(d)	Director Terms

Directors elected by stockholders shall be elected annually and shall serve for a term of one year, subject to re-nomination on the recommendation of the Nominating and Corporate Governance Committee and approval by the majority of the Board. Directors who are appointed by third parties having the right to appoint one or more Board members shall be subject to the terms of appointment established by such third party pursuant to its legal rights with the Company.

(e)	Change of Position

Any director whose primary employment changes from the position that he or she held when becoming a member of the Board will promptly notify the Chairman of the Nominating and Corporate Governance Committee of this change and submit a written resignation from the Board. The director’s resignation shall not become effective unless accepted by the Board.

(f)	Limitations on Board Service

The Board does not believe that its members should generally be prohibited from serving on boards and/or committees of other organizations, and the Board has not adopted any guidelines limiting such activities. However, the CEO and other executive officers of the Company must receive the Board’s prior approval before accepting any invitation to serve as a director of any other public or private company.

Prior to becoming a director of another public company, a director shall notify the Chairman of the Nominating and Corporate Governance Committee and the Chief Executive Officer in order to avoid potential conflicts of interest and to address whether the aggregate number of directorships held by such director would interfere with his or her ability to carry out his or her responsibilities as a director of the Company. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director’s ability to carry out his or her responsibilities as a director of the Company, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

4.	DIRECTOR ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

(a)	Access to Management

Directors shall have full and unrestricted access to any relevant Company records and are encouraged to meet with any officer or other employee of the Company or the Company’s outside counsel or accountants, with or without senior executives present. As a courtesy, directors will exercise their judgment to ensure that this access does not impede or interfere with the conduct of the Company’s business and is coordinated, where possible, through the CEO so as not to undermine normal lines of management authority.

(b)	Access to Independent Advisors

In their sole discretion, the Board and each of its committees shall have the sole authority and responsibility to select, employ, retain and terminate any financial, legal, executive search, consulting and other professional advisors as they deem necessary or appropriate to assist in the discharge of their responsibilities. The Company shall provide funding to cover the professional fees and reasonable expenses of any such independent advisors retained by the Board or any of its committees.

5.	DIRECTOR COMPENSATION

The Compensation Committee shall recommend to the full Board for its approval the amount and form of compensation to be paid to Company directors. In making its recommendations, the Compensation Committee shall consider the director compensation policies and practices at the Company’s principal competitors and other comparable companies to ensure that the compensation (both direct and indirect forms) paid to the Company’s directors is reasonable. The Board shall review its directors’ compensation practices and levels annually. Members of management who are also members of the Board shall not receive any additional compensation for their service as directors, committee members or committee chairmen.

6.	DIRECTOR ORIENTATION AND CONTINUING EDUCATION

(a)	Director Orientation

Upon election to the Board by stockholders or appointment by any third party having the right to appoint directors to the Company’s Board, new directors participate in an orientation session designed jointly by the Nominating and Corporate Governance Committee, the Chief Executive Officer and the Company’s senior management.

(b)	Continuing Education

Management shall make presentations to or arrange educational programs for the Board on different aspects of the business of the Company, which may include business strategy, risk management, financial reporting, products and services, industry trends and developments, corporate governance and other relevant topics. Such presentations or sessions may be provided by management on its own initiative or at the request of, or in conjunction with, the Nominating and Corporate Governance Committee. Directors are also encouraged to take advantage of any other available educational opportunities that would further their understanding of the business of the Company and enhance their performance on the Board.

7.	EXECUTIVE SUCCESSION PLANNING

The Board receives regular updates and recommendations from the Compensation Committee regarding succession planning for the Chief Executive Officer and other key members of the Company’s senior management team. The plan of succession includes an assessment of the experience, performance, skills and planned career paths for possible successors for the CEO position and other key executive roles. The Compensation Committee leads the annual review of CEO performance, in which all Board members provide input, and oversees the CEO’s performance review of senior executives for purposes of compensation decisions, succession planning and leadership development.

8.	BOARD AND COMMITTEE ASSESSMENT

The Board is committed to continuous improvement and conducts an annual self-assessment of the performance of the Board and each of the Board committees. The assessment process is led and coordinated by the Nominating and Corporate Governance Committee. The self-assessment is designed to identify areas where the Board and its committees are particularly effective and to surface opportunities for further enhancement. When the self-assessments have been completed, the results and any recommendations made by the Nominating and Corporate Governance Committee to further enhance the Board’s functioning are discussed by the full Board.

9.	STOCKHOLDER ACCESS TO THE BOARD

(a)	Communications with Non-Management Directors

Any interested parties who have concerns that they wish to make known to the Company’s non-management directors, should send any such communication to the Chairman of the Nominating and Corporate Governance Committee in care of the Company’s executive offices at 6111 Bollinger Canyon Road, Suite 200, San Ramon, CA 94583. All such stockholder communication will be reviewed by the Chairman of the Nominating and Corporate Governance Committee and discussed with the committee, which will determine an appropriate response or course of action.

(b)	Stockholder Recommendations for Board Candidates

Stockholders wishing to recommend candidates to serve on the Company’s Board may do so by sending to the attention of the Chairman of the Nominating and Corporate Governance Committee at the above address the following: The candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would be willing to serve on the Board, if elected, a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the Board and a minimum of two references who have either worked with the candidate, served on a Board of Directors or Board of Trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

The number of seats that are subject to stockholder election (which may be zero) and the deadline by which such recommendations must be received by the Chairman of the Nominating and Corporate Governance Committee will be published in the Company’s annual proxy statement each year. Stockholder recommendations provided to the Chairman of the Nominating and Corporate Governance Committee within this timeframe will be reviewed by the Nominating and Corporate Governance Committee.

Appendix B

SOLERA HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

(AMENDED ON NOVEMBER 9, 2010)

Organization

This charter governs the operations of the Audit Committee of Solera Holdings, Inc. (the “Company”). The Committee shall review and reassess this charter at least annually and obtain the Board’s approval of the charter. Members of the Committee shall be members of, and appointed by, the board of directors of the Company (the “Board”). The Committee shall be comprised of three or more members. Each member of the Committee shall be “independent” within the meaning of the applicable listing rules of the New York Stock Exchange, Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”), as determined by the Board.

Each member of the Committee shall satisfy the financial literacy requirements of the New York Stock Exchange, as determined by the Board, or must become financially literate within a reasonable period of time after appointment, and at least one member of the Committee shall have accounting or related financial management expertise and shall be deemed an “audit committee financial expert,” as determined by the rules and regulations of the SEC. The existence of such member shall be disclosed in periodic filings as required by the SEC. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such concurrent service would not impair the ability of such member to effectively serve on the Committee and discloses such determination in the Company’s annual proxy statement.

The Committee shall meet at least one time per calendar quarter, or more frequently as circumstances dictate. To foster open communication, the Committee should meet at least annually with management and the internal audit staff and the independent auditor in separate sessions. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

Committee members shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee, and the Committee shall keep a separate book of minutes of its proceedings and actions. The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. Committee members may not accept any compensation from the Company either directly or indirectly, other than compensation as a Board member or a member of any Board committee.

Purpose

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the integrity of the Company’s financial statements and its financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of the Company’s internal audit function and independent auditor;

•	the independent auditor’s qualifications and independence; and

•	the Company’s compliance with legal and regulatory requirements and certain Company policies.

The Committee shall also prepare the report that SEC rules require to be included in the Company’s annual proxy statement. In so doing, it is the responsibility of the Committee to maintain free and open communication with the Board, the independent auditor and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, personnel of the Company and the independent auditor and, in its sole discretion and at the Company’s expense, the Committee shall have the authority to retain and terminate independent counsel and other advisers as it determines necessary to carry out its duties. The Committee, in its discretion, may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee and to provide pertinent information as necessary. The Company must provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to the independent auditor and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and internal controls over financial reporting and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•

The Committee shall be directly responsible for the appointment, retention and termination (subject, if applicable, to stockholder ratification), compensation, and oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting and receiving the report of the independent auditor. The independent auditor must report directly to the Committee.

•	The Committee shall ensure the rotation of the lead audit partner and reviewing partner as required by law.

•

The Committee shall pre-approve all audit and non-audit services provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. Alternatively, the Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•	At least annually, the Committee shall obtain and review a report by the independent auditor describing:

•	The firm’s internal quality control procedures.

•

Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

•

The fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

•

The Committee shall evaluate the independent auditor’s qualifications, performance and independence, which evaluation will include the review and evaluation of the lead audit partner. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•	The Committee shall ensure that hiring policies for employees or former employees of the independent auditor meet SEC regulations and stock exchange listing standards.

•	The Committee shall review and concur with management’s appointment, termination or replacement of the director of internal audit function.

•

The Committee shall discuss with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee shall also discuss with management, the internal auditors and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Company’s Conflict of Interest and Code of Conduct Policy and Code of Ethics for Senior Financial Employees).

•

Periodically, the Committee shall meet separately with management, the internal auditors and the independent auditor to discuss issues and concerns warranting Committee attention, including significant risks to the Company and the steps management has taken to address such risks. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditor to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

•

The Committee shall periodically review the operation of the internal audit function, including the independence and authority of the internal auditors, the proposed internal audit plans for the coming year and the coordination of such plans with the internal audit function. During this review, the Committee will discuss the responsibilities, budget and staffing of the internal audit function.

•	The Company shall review the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

•

The Committee shall receive regular reports from the independent auditor on the critical accounting policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

•

The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assertion (if the preparation of such report is required by applicable law).

•

The Committee shall discuss the types of information to be disclosed and types of presentations to be made in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each release or each instance of guidance.

•

The Committee shall review and discuss policies with respect to risk assessment and risk management. The Committee must discuss the Company’s major financial risk exposures, the steps management has taken to monitor and control such exposures, and guidelines and policies to govern the process by which risk assessment and management is undertaken.

•

The Committee shall meet and discuss the interim financial statements and specific disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditor prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

•

The Committee shall meet and discuss with management and the independent auditor the financial statements and specific disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

•

The Committee shall review: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•

The Committee shall regularly report to the Board, including the results of the annual audit, and review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance of the internal audit function and the independence of the internal auditor. If requested by the Board, the Committee shall invite the independent auditor to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

•

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•

The Committee shall discuss with and/or review reports from appropriate counsel to the Company or others regarding any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies, evidence of material violations of securities laws or breaches of fiduciary duties.

•

The Committee shall assess, monitor and manage related-party transactions and business relationships, as the case may be, approved by the Company’s Nominating and Corporate Governance Committee pursuant to the Company’s Conflict of Interest and Code of Conduct Policy.

•	The Committee shall submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

•	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

•

The Committee shall review the Company’s disclosure in the proxy statement for its annual meeting of stockholders that describes whether the Committee has satisfied its responsibilities under this Charter for the prior year.

•

In compliance with regular cash dividend pre-approval parameters established by the Board during the first quarter of each fiscal year, the Committee shall have the authority to approve regular cash dividends during the Company’s second, third and fourth quarters of each fiscal year.

•	The Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

•	The Committee shall periodically evaluate its performance to determine whether it is functioning effectively.

Miscellaneous

This Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable law.

Appendix C

SOLERA HOLDINGS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(AMENDED ON MAY 24, 2011)

Organization

The Nominating and Corporate Governance Committee of Solera Holdings, Inc. (the “Company”) shall consist of at least three members of the Company’s board of directors (the “Board”), each of whom shall meet the applicable independence requirements of the New York Stock Exchange, Inc. Committee members shall be appointed and may be removed by the Board and shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee. The Committee shall keep a separate book of minutes of its proceedings and actions.

The Committee shall meet periodically, as deemed necessary by the Chairman of the Committee. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

Except as otherwise provided herein, the Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. The Committee may, in its sole discretion and at the Company’s expense, retain and terminate such legal, accounting or other consultants or experts, including search firms to identify director candidates, as it deems necessary in the performance of its duties and without having to seek the approval of the Board. The Committee shall have sole authority to approve the fees and other retention terms for those consultants and experts.

Purpose and Responsibilities

The Committee’s primary purpose and responsibilities shall be:

•

to develop and recommend qualification standards and other criteria for selecting new directors, identify individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommend to the Board for its approval such individuals as nominees for the next annual meeting of stockholders;

•	to oversee evaluations of the Board, individual Board members, the Board committees and the CEO; and

•	to oversee the Company’s compliance with ethics policies and consider matters of corporate governance.

Duties

To fulfill its purpose and responsibilities, the Committee shall:

1.	Screen and recommend to the Board nominees for election as directors of the Company, including nominees recommended by stockholders of the Company, and consider the performance of incumbent directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders.

2.	Develop and recommend qualification standards and other criteria for selecting nominees for director, which shall include those qualities set forth from time to time in the Company’s Corporate Governance Guidelines.

3.	Establish procedures for, and administer annual performance evaluations of the Board, its committees, individual Board members, and the CEO, which will include an annual performance review of this Committee by its members.

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4.	Review periodically the makeup of the Board and its committees and recommend, as appropriate, changes in the number, function or membership; and recommend a Lead Independent Director candidate to the independent directors of the Board.

5.	Develop and recommend to the Board a set of Corporate Governance Guidelines, including (i) director qualification standards, (ii) director responsibilities, (iii) director access to management and advisors, (iv) director compensation, (v) director orientation and continuing education, (vi) management succession and (vii) annual performance evaluation of the Board, and monitor compliance with the guidelines and make recommendations to the Board for modifications as appropriate.

6.	Review periodically the Company’s Corporate Governance Guidelines; Conflict of Interest and Code of Conduct Policy; Code of Ethics for Senior Financial Employees; Statement of Policy to Directors, Officers and Key Employees Concerning Securities Trading and Disclosure of Confidential Information; and any similar Company codes and policies, and, based on such periodic review, recommend changes to the Board as deemed appropriate.

7.	Adopt policies designed to encourage the highest levels of corporate conduct by the Board, the Company and its officers, employees and agents.

8.	Consider questions of possible conflicts of interest involving Board members, senior officers and key employees.

9.	Review periodically this Charter and recommend changes to the Board as deemed appropriate.

Miscellaneous

This Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable law.

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3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — SOLERA HOLDINGS, INC. Notice of 2011 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — 8:00 AM CST November 10, 2011 Tony Aquila and Jason Brady, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Solera Holdings, Inc. to be held on November 10, 2011 at The Hilton Southlake Hotel, 1400 Plaza Place, Southlake, Texas 76092, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the matters in Proposal 1, Proposal 2 and Proposal 3, and for 1 YEAR on Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below in Proposal 1, FOR Proposals 2 and 3 and 1 YEAR on Proposal 4. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Tony Aquila 02 - Arthur F. Kingsbury 03 - Kenneth A. Viellieu 04 - Thomas C. Wajnert 05 - Stuart J. Yarbrough For Against Abstain 1 Yr 2 Yrs 3 Yrs Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as 4. Recommendation, by a non-binding advisory vote, on Solera’s independent registered public accounting firm for the frequency of advisory votes on the compensation the fiscal year ending June 30, 2012. of Solera’s named executive officers. 3. Approval, by a non-binding advisory vote, on the compensation of Solera’s named executive officers. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 1 2 3 1 8 5 2 + 01DSQD